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FILED PURSUANT TO RULE 424(b)(3)
REGISTRATION NO. 333-122456

PROSPECTUS SUPPLEMENT NO. 5
(To prospectus dated February 1, 2005)

537,213 Shares

HCP, Inc.

Common Stock

        This prospectus supplement no. 5 supplements and amends the accompanying prospectus dated February 1, 2005 to update the previously filed prospectus, including to reflect an adjustment factor of 2.2986 due to the 2-for-1 stock split we effected with respect to our common stock on March 2, 2004 and our spin-off of Quality Care Properties, Inc. on October 31, 2016, resulting in the possible issuance of up to 537,213 shares of our common stock, from time to time, to the holders of units representing non-managing membership interests in HCPI/Utah II, LLC, upon tender of those units in exchange for shares of our common stock that we may issue in connection with a redemption of the tendered units.

        Registration of the issuance of shares of our common stock as provided in this prospectus supplement does not necessarily mean that any of the holders of units representing non-managing membership interests in HCPI/Utah II, LLC will exercise their redemption rights with respect to the units or that we will elect, in our sole discretion, to issue shares of our common stock to satisfy our redemption obligation instead of cash.

        We will not receive any cash proceeds from the issuance of the shares of our common stock to the holders of units tendered for redemption, but we may acquire units representing non-managing membership interests in HCPI/Utah II, LLC if we elect to issue shares of our common stock to a holder of units upon redemption of its units.

        Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol "HCP." On June 19, 2018, the last reported sales price for our common stock on the NYSE was $24.00 per share. Shares of our common stock are subject to ownership and transfer limitations that are intended to assist us in complying with the requirements to continue to qualify as a real estate investment trust, or REIT.

        Investing in our common stock involves risks. See "Risk Factors" on page S-1 of this prospectus supplement and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2017, as well as the risk factors relating to our business contained in documents we file with the Securities and Exchange Commission which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 21, 2018.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. Under this registration statement, we may issue, from time to time, up to 537,213 shares of our common stock to the holders of units representing non-managing membership interests in HCPI/Utah II, LLC upon tender of those units in exchange for shares of our common stock. This prospectus supplement adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should carefully read (i) this prospectus supplement, (ii) the accompanying prospectus and (iii) the documents incorporated by reference herein and therein that are described in this prospectus supplement and the accompanying prospectus under the heading "Where You Can Find More Information."

        In this prospectus supplement, unless otherwise indicated herein or the context otherwise indicates, the terms "HCP," "we," "us," "our" and the "Company" refer to HCP, Inc., together with its consolidated subsidiaries, the term "units" refers to units representing non-managing membership interests in HCPI/Utah II, LLC; and the term "common stock" refers to shares of HCP, Inc. common stock. Unless otherwise stated, currency amounts in this prospectus supplement are stated in United States, or U.S., dollars.

S-ii

RISK FACTORS

        Before acquiring our common stock, you should carefully consider the information under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by our subsequent filings under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in the accompanying prospectus. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a decrease in the value of our common stock and a partial or complete loss of your investment therein.

Risks Related to This Offering

The market price and trading volume of our common stock may be volatile.

        The market price of our common stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies' operating performances. If the market price of our common stock declines significantly, you may be unable to resell your shares at a gain. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

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  actual or anticipated variations in our quarterly operating results or distributions;

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  changes in market valuations of similar companies;

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  adverse market reaction to any increased indebtedness we may incur in the future;

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  issuance of additional equity securities;

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  actions by institutional stockholders;

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  speculation in the press or investment community; and

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  general market and economic conditions.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

        In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and preferred stock and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Preferred stock could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Sales of substantial amounts of our common stock, or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Risks Related to the Exchange of Units for Shares of Our Common Stock

The exchange of units representing non-managing membership interests in HCPI/Utah II, LLC for our common stock is a taxable transaction.

        The exchange of units of HCPI/Utah II, LLC for shares of our common stock (which may occur following the tender of such units for redemption if we elect to satisfy the redemption obligation in shares of our common stock) will be treated for U.S. federal income tax purposes as a sale of the units by the holders of such units. A holder of such units will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the fair market value of the shares of our common stock received in the exchange, plus the amount of the HCPI/Utah II, LLC liabilities allocable to the units being exchanged, less the holder's adjusted tax basis in the units exchanged. The recognition of any loss is subject to a number of limitations set forth in the Internal Revenue Code of 1986, as amended, referred to herein as the Internal Revenue Code. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of our common stock received upon the exchange. In addition, the ability of a holder of units to sell a substantial number of shares of our common stock in order to raise cash to pay tax liabilities associated with the exchange of units may be restricted and, as a result of stock price fluctuations, the price the holder receives for the shares of our common stock may not equal the value of the units at the time of the exchange.

An investment in our common stock is different from an investment in units representing non-managing membership interests in HCPI/Utah II, LLC.

        If a unitholder exercises its right to redeem its units, the holder may receive cash or, at our election, shares of common stock in exchange for the units. If a unitholder tenders all of its units and receives cash, the holder will no longer have any interest in HCPI/Utah II, LLC or us, will not benefit from any subsequent increases in the share price of our common stock and will not receive any future distributions from HCPI/Utah II, LLC or us (unless the holder currently owns or acquires in the future additional shares of our common stock or additional units). If a unitholder receives shares of our common stock in exchange for its units, the holder will become one of our stockholders rather than a non-managing member in HCPI/Utah II, LLC. Although the nature of an investment in shares of our common stock is substantially equivalent economically to an investment in units representing non-managing membership interests in HCPI/Utah II, LLC, there are differences between ownership of the units and ownership of our common stock. These differences, some of which may be material to you, include:

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  form of organization;

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  management control;

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  voting and consent rights;

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  liquidity; and

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  federal income tax considerations.

        These differences are further described under "Comparison of HCPI/Utah II, LLC and HCP."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including HCP, Inc.

        The SEC allows us to "incorporate by reference" information we file with the SEC into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that HCP has filed separately with the SEC.

        The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that HCP files with the SEC after the date of this prospectus supplement and that is incorporated by reference in this prospectus supplement and the accompanying prospectus will update and supersede the information included or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus the following documents (other than any portions of any such documents deemed to have been furnished and not filed in accordance with the applicable SEC rules):

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

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  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018;

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  our Current Reports on Form 8-K filed on January 5, 2018, February 5, 2018, February 8, 2018, May 1, 2018, May 2, 2018 and May 31, 2018;

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  those portions of our Definitive Proxy Statement on Schedule 14A filed on March 16, 2018, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

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  the description of our common stock contained in our registration statement on Form 10 dated May 7, 1985 (File No. 1-08895), including the amendments dated May 20, 1985 and May 23, 1985, and any other amendment or report filed for the purpose of updating such description, including the description of amendments to our charter contained in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001, June 30, 2004 and September 30, 2007 and September 30, 2017; and

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  any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities offered by this prospectus or the offering is otherwise terminated.

        We will provide copies, without charge, of any documents incorporated by reference in this prospectus supplement or the accompanying prospectus, excluding exhibits unless specifically incorporated by reference, to any persons to whom a prospectus is delivered, including any beneficial owner, who requests them in writing or by telephone from:

Legal Department
HCP, Inc.
1920 Main Street, Suite 1200
Irvine, California 92614
(949) 407-0700
legaldept@hcpi.com

CAUTIONARY LANGUAGE REGARDING FORWARD LOOKING STATEMENTS

        Statements in this prospectus supplement and the information incorporated by reference in this prospectus supplement or the accompanying prospectus that are not historical factual statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. As more fully set forth under "Risk Factors" in this prospectus supplement and under Part I, Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, these risks and uncertainties that may cause our actual results to differ materially from the expectations contained in the forward-looking statements include, among other things:

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  our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues;

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  the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants' and operators' leases and borrowers' loans;

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  the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations;

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  competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases;

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  our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries;

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  our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith;

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  the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected;

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  the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation;

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  our ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections;

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  the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments;

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  operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures;

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  the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance;

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  changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators;

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  our ability to foreclose on collateral securing our real estate-related loans;

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  volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions;

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  changes in global, national and local economic and other conditions, including currency exchange rates;

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  our ability to manage our indebtedness level and changes in the terms of such indebtedness;

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  competition for skilled management and other key personnel;

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  the potential impact of uninsured or underinsured losses;

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  our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; and

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  our ability to maintain our qualification as a real estate investment trust ("REIT").

        Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

THE COMPANY

        HCP, an S&P 500 company, invests primarily in real estate serving the healthcare industry in the United States. We are a Maryland corporation organized in 1985 and qualify as a self-administered REIT. We are headquartered in Irvine, California, with offices in Nashville and San Francisco. Our diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) senior housing triple-net, (ii) senior housing operating portfolio, (iii) life science and (iv) medical office.

        Our principal executive offices are located at 1920 Main Street, Suite 1200, Irvine California 92614, and our telephone number is (949) 407-0700.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of shares of common stock offered by this prospectus supplement; however, we may acquire units representing non-managing membership interests in HCPI/Utah II, LLC if we elect to issue shares of our common stock to a holder of units upon redemption of its units.

DESCRIPTION OF CAPITAL STOCK

        The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our charter and our bylaws and applicable provisions of the Maryland General Corporation Law, or the MGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our charter and by the articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

        Our authorized capital stock consists of 750,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The following description does not contain all the information that might be important to you.

Common Stock

        As of June 19, 2018, there were 469,796,924 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock, when, as and if authorized by our board and declared by us, and in net assets available for distribution to holders of common stock on liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.

        All issued and outstanding shares of common stock are, and the common stock offered by this prospectus supplement will be upon issuance, validly issued, fully paid and nonassessable. Holders of common stock do not have preference, conversion, exchange or preemptive rights. The common stock is listed on the NYSE (NYSE Symbol: HCP).

        The Transfer Agent and Registrar for our common stock is Equiniti Trust Company d/b/a EQ Shareowner Services.

  Preferred Stock

        As of June 19, 2018 we had no shares of preferred stock outstanding. Under our charter, our board is authorized without further stockholder action to establish and issue, from time to time, up to 50,000,000 shares of our preferred stock, in one or more series. Our board may grant the holders of preferred stock of any series preferences, powers and rights—voting or otherwise—senior to those of holders of shares of our common stock. Our board can authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying or preventing a change of control transaction that might involve a premium price for holders of shares of our common stock or otherwise be in their best interest. All shares of preferred stock will, when issued in exchange for the consideration therefore, be fully paid and nonassessable and will have no preemptive rights. The MGCL and our charter require our board to determine the terms and conditions of any series of preferred stock, including:

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  the number of shares constituting such series and the distinctive designation thereof;

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  the voting rights, if any, of such series;

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  the rate of dividends payable on such series, the time or times when dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or noncumulative;

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  whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

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  the rights of the holders of shares of such series upon our liquidation, dissolution or winding up;

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  the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or any other series of the same or of any other class or classes of our stock or any other securities, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or upon the happening of a specified event and any other terms or conditions of such conversion or exchange;

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  if the shares are redeemable, the prices at which, and the terms and conditions on which, the shares of such series may be redeemed; and

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  any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

        The terms and conditions of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock.

Transfer and Ownership Restrictions Relating to Our Common Stock

        Our charter contains restrictions on the ownership and transfer of our common stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT.

        Subject to limited exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value of shares, whichever is more restrictive) of the outstanding shares of our common stock. Our board may, but is in no event required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and our board otherwise decides such action would be in our best interests.

        These charter provisions further prohibit:

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  any person from actually or constructively owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT (including but not limited to ownership that would result in us owning, actually or constructively, an interest in a tenant as described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by us, either directly or indirectly, from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code); and

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  any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of our stock that will or may violate any of these restrictions on ownership and transfer is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of the transfer on our qualification as a REIT. Under our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the applicable ownership limit or such other limit as permitted by our board, then any such purported transfer is void and of no force or effect with respect to the purported transferee as to that number of shares of our stock in excess of the ownership limit or such other limit, and the transferee will acquire no right or interest in such excess shares. Any excess shares described above are transferred automatically, by operation of law, to a trust, the beneficiary of which is a qualified charitable organization selected by us. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust is required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or such other limit as permitted by our board, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for the excess shares. Any proceeds in excess of the amount distributable to the prohibited transferee are distributed to the beneficiary of the trust. Prior to a sale of any such excess shares by the trust, the trustee is entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such excess shares, and also is entitled to exercise all voting rights with respect to such excess shares.

        Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

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  to rescind as void any vote cast by a prohibited transferee prior to the discovery by us that the shares have been transferred to the trust; or

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  to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee, prior to the discovery by us that such shares had been automatically transferred to a trust as described above, are required to be repaid to the trustee upon demand for distribution to the beneficiary of the trust. In the event that the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the ownership limit or such other limit as permitted by our board, then our charter provides that the transfer of the excess shares is void ab initio.

        In addition, shares of common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

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  the price per share in the transaction that resulted in such transfer to the trust or, in the case of a devise or gift, the market price at the time of such devise or gift; and

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  the market price on the date we, or our designee, accepted the offer.

        We will have the right to accept the offer until the trustee has sold the shares of stock held in the trust. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

        If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void ab initio in its entirety and the intended transferee will acquire no rights to the stock.

        All certificates representing shares of common stock bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.

        In addition, if our board shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.9% of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, it shall have the power:

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  by lot or other means deemed equitable by it to call for the purchase from any stockholder of a number of voting shares sufficient, in the opinion of our board, to maintain or bring the direct or indirect ownership of voting shares of capital stock of the beneficial owner to a level of no more than 9.9% of our outstanding voting shares; and

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  to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the board, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of our capital stock.

        If our board fails to grant an exemption from this 9.9% ownership limitation, then the transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio, and the intended transferee shall be deemed never to have had an interest in the transferred securities. The purchase price for any voting shares of capital stock so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which we send notices of such acquisitions, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the board in accordance with the provisions of applicable law. From and after the date fixed for purchase by the board, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.

Business Combination Provisions

        Our charter requires that, except in some circumstances, "business combinations" between us and a beneficial holder of 10% or more of our outstanding voting stock (a "Related Person") be approved by the affirmative vote of at least 90% of our outstanding voting shares. A "business combination" is defined in our charter as:

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  any merger or consolidation with or into a Related Person;

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  any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as defined below) of our assets, including any voting securities of a subsidiary, to a Related Person;

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  any merger or consolidation of a Related Person with or into us;

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  any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to us;

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  the issuance of any of our securities, other than by way of pro rata distribution to all stockholders, to a Related Person; and

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  any agreement, contract or other arrangement providing for any of the transactions described above.

        The term "Substantial Part" means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.

        In addition to the restrictions on business combinations contained in our charter, Maryland law also contains restrictions on business combinations. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws—Business Combinations."

        The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which stockholders might deem to be in their interests or in which they might receive a substantial premium. Our board's authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See "—Preferred Stock."

        The foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board believes, however, that inclusion of the business combination provisions in our charter may help assure fair treatment of our stockholders and preserve our assets.

Transfer and Ownership Restrictions Relating to Our Preferred Stock

        Our charter may contain restrictions on the ownership and transfer of preferred stock that are intended to assist us in complying with the requirements to maintain our qualification as a REIT. Subject to limited exceptions, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value of shares, whichever is more restrictive) of the outstanding shares of such series of preferred stock. Our board may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our qualification as a REIT and our board otherwise decides such action would be in our best interests. The mechanics for the ownership limits on our preferred stock will be similar to the mechanics related to our common stock, as described in "Transfer and Ownership Restrictions Relating to Our Common Stock" above, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock.

OPERATING AGREEMENT

        The following summarizes the material provisions of the operating agreement, as amended, of HCPI/Utah II, LLC. The summary is qualified in its entirety by reference to the operating agreement of HCPI/Utah II, LLC, which is filed as an exhibit to the Current Report on Form 8-K dated November 9, 2012.

Management

        HCPI/Utah II, LLC was organized as a Delaware limited liability company under the Delaware Limited Liability Company Act and the terms of its operating agreement, the Amended and Restated Limited Liability Company Agreement of HCPI/Utah II, LLC. HCP is the sole managing member of HCPI/Utah II, LLC. Generally, pursuant to the operating agreement, we have exclusive and complete responsibility and discretion in the management and control of HCPI/Utah II, LLC, including, subject to the restrictions discussed below, the ability to cause it to enter into major transactions such as acquisitions, dispositions, financings, and refinancings, and to manage and operate its properties. We may not be removed as the managing member of HCPI/Utah II, LLC, with or without cause, unless we consent to being removed. Non-managing members of HCPI/Utah II, LLC have no authority to transact business for HCPI/Utah II, LLC or participate in its management activities, except in limited circumstances described below and as required by any non-waivable provision of applicable law.

        As the managing member, we may not take any action in contravention of the operating agreement, including:

  •
  taking any action that would make it impossible to carry out the ordinary business of HCPI/Utah II, LLC, except as otherwise provided in the operating agreement;

  •
  possessing or assigning any rights in specific property owned by HCPI/Utah II, LLC, other than for a HCPI/Utah II, LLC purpose, except as otherwise provided in the operating agreement;

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  taking any action that would cause a non-managing member to be subject to liability as a managing member or any other liability, except as provided in the operating agreement or by law;

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  entering into any agreement that would have the effect of restricting a member of HCPI/Utah II, LLC from exercising its right to exchange its units as provided in the operating agreement and discussed below under "Exchange Rights," or the effect of restricting HCPI/Utah II, LLC or us from satisfying our obligations under the operating agreement to effect such exchange, unless such member gives its prior written consent to such action; or

  •
  entering into any agreement that would have the effect of restricting HCPI/Utah II, LLC's ability to make distributions to its members, without the written consent of each member affected by the restriction.

        The consent of the holders of a majority of the outstanding non-managing member units is required before we will be permitted to take the following extraordinary actions involving HCPI/Utah II, LLC, subject to limited exceptions:

  •
  the amendment, modification or termination of the operating agreement other than to reflect the permitted admission, substitution, termination or withdrawal of members or in connection with a permitted dissolution or termination of HCPI/Utah II, LLC;

  •
  approving or acquiescing to the transfer of all or a portion of the membership interest held by us, other than a transfer to HCPI/Utah II, LLC;

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  the admission of any additional or substitute managing members in HCPI/Utah II, LLC;

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  making a general assignment for the benefit of HCPI/Utah II, LLC's creditors, appointing or acquiescing to the appointment of a custodian for any part of the assets of HCPI/Utah II, LLC or instituting any proceeding for bankruptcy on behalf of HCPI/Utah II, LLC; or

  •
  confessing a judgment against HCPI/Utah II, LLC in excess of $5,000,000.

        In addition to the above restrictions, we, as the managing member, may not amend the operating agreement or take actions without the consent of any non-managing member who would be adversely affected if such amendments or actions would, among other things:

  •
  convert a non-managing member's interest in HCPI/Utah II, LLC into a managing member interest;

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  modify the limited liability of a non-managing member;

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  alter the rights of a member to receive distributions or the allocation of income and loss to a member; or

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  materially alter the right of a member to exchange its non-managing member units for our common stock.

        As managing member, we may, however, amend the operating agreement without non-managing member consent:

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  to reflect the issuance of additional membership interests in exchange for capital contributions of cash or property, or the admission, substitution, termination or withdrawal of members or the redemption or other reduction in the number of units outstanding as permitted by the operating agreement;

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  to reflect inconsequential changes that do not adversely affect the non-managing members, cure ambiguities and make other changes not inconsistent with law or the provisions of the operating agreement;

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  to satisfy any requirements, conditions or guidelines contained in any governmental order or required by law;

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  to reflect changes that are reasonably necessary for us, our affiliates or other members to maintain their status as a REIT; or

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  to modify the manner in which capital accounts are computed.

Tax Protection Period

        Until the earlier of (a) a specified date with respect to certain real properties or (b) such time as certain non-managing members of HCPI/Utah II, LLC (excluding the non-managing members that were issued non-managing member units on February 28, 2007) have disposed, in taxable transactions, of 80% of the non-managing member units issued to them in exchange for their contribution of property to HCPI/Utah II, LLC (the "Tax Protection Period"), HCPI/Utah II, LLC will be required to pay to specified non-managing members a make-whole payment in an amount equal to the aggregate federal, state and local income taxes incurred by the non-managing member as a result of the event, if we do any of the following, subject to limited exceptions, without the prior consent of the holders of a majority of the non-managing member units held by non-managing members:

  •
  cause HCPI/Utah II, LLC to merge with another entity, sell all or substantially all of its assets or reclassify its outstanding equity interests (except in connection with certain expenditures and lending and borrowing of money, certain mortgaging and encumbering of the assets of HCPI/Utah II, LLC and the forming of entities as wholly-owned subsidiaries for certain purposes);

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  sell certain of HCPI/Utah II, LLC's real properties;

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  refinance specified nonrecourse indebtedness of HCPI/Utah II, LLC, unless such indebtedness is refinanced with nonrecourse indebtedness that does not require principal payments greater than the existing indebtedness and is secured solely by the property which secured the repayment of the existing indebtedness;

  •
  prepay such specified nonrecourse indebtedness;

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  convert such specified nonrecourse indebtedness to recourse indebtedness; or

  •
  fail to provide certain non-managing members the opportunity to guaranty debt of HCPI/Utah II, LLC in an amount up to the non-managing member's share of a specified recourse debt amount, as determined by the non-managing member representative.

        HCPI/Utah II, LLC will also be required to pay a make-whole payment to specified non-managing members if, without the consent of the holders of a majority of the non-managing member units held by non-managing members, we dissolve HCPI/Utah II, LLC, unless certain non-managing members have disposed of 90% of the non-managing member units issued to them in exchange for their contribution of property to HCPI/Utah II, LLC prior to the third anniversary of the issuance of such non-managing member units or 80% of such non-managing member units thereafter (the "Dissolution Protection Period").

        In the event that HCP/Utah II, LLC fails to pay a required make-whole payment, then we shall make the make-whole payment.

Transferability of Interests

        The operating agreement provides that a non-managing member may transfer its units only after first offering those units to us and otherwise obtaining our consent, except that a non-managing member may, without obtaining our consent, pledge its units as security for the repayment of debt and transfer such units to the lender upon the foreclosure of such debt if such transfer would not otherwise violate the terms of the operating agreement. A non-managing member may also, without our consent, transfer its units to a partner or member in such non-managing member, as a distribution or in liquidation of that partner's or member's interest in such non-managing member, to a family member of such non-managing member, a trust all of the beneficiaries of which are such non-managing member and family members of such non-managing member, a corporation, general or limited partnership or limited liability company all of the owners of which are such non-managing member and family members of such non-managing member or to an organization described in Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3) of the Internal Revenue Code, in each case, so long as the transfer would not otherwise violate the terms of the operating agreement. The operating agreement further imposes the following restrictions on the transfer of the non-managing member units:

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  the person to whom any units are transferred must assume all of the obligations of the transferor under the operating agreement;

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  we will have the right to receive an opinion of counsel that the proposed transfer may be effected without registration under the Securities Act, and will not otherwise violate any federal or state securities laws or regulations;

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  we may prohibit any transfer otherwise permitted under the operating agreement if such transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any applicable federal or state securities laws or regulations;

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  no transfer may be made to any person without our consent if such transfer could result in HCPI/Utah II, LLC being treated as an association taxable as a corporation, adversely affect our ability to maintain our status as a REIT or subject us to additional taxes under Sections 857 or 4981 of the Internal Revenue Code;

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  no transfer may be made if such transfer could be treated as having been effectuated through an "established securities market" or a "secondary market (or substantial equivalent thereof)" within the meaning of Section 7704 of the Internal Revenue Code;

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  no transfer may be made to a lender of HCPI/Utah II, LLC or any person related to such a lender whose loan constitutes "nonrecourse liability" within the meaning of the Internal Revenue Code, without our consent as managing member;

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  transfers may be made only as of the first day of a fiscal quarter of HCPI/Utah II, LLC, unless we otherwise consent; and

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  no transfer may be made (1) to any person or entity who lacks the legal right, power or capacity to own a membership interest; (2) in violation of applicable law; (3) if such transfer would, in the opinion of legal counsel to us or HCPI/Utah II, LLC, cause an increased tax liability to any other member or assignee as a result of the termination of HCPI/Utah II, LLC; (4) if such transfer would cause HCPI/Utah II, LLC to become a reporting company under the Exchange Act; or (5) if such transfer would cause HCPI/Utah II, LLC to lose certain material tax benefits or become subject to certain regulations not currently applicable to it.

        The admission of a transferee of non-managing membership units as a non-managing member of HCPI/Utah II, LLC is subject to the transferee's acceptance of the terms and conditions of HCPI/Utah II, LLC's operating agreement.

Capital Contributions

        The operating agreement provides that if HCPI/Utah II, LLC requires additional funds for its operation, we may fund those investments by making a capital contribution to HCPI/Utah II, LLC. In addition, in certain circumstances, we are required to make additional capital contributions, including to the extent necessary:

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  to fund capital additions, tenant improvements and leasing commissions relating to HCPI/Utah II, LLC's real properties except those tenant improvement costs not assumed by HCPI/Utah II, LLC at the time the applicable property was contributed to it; and

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  to repay certain mortgage debt of HCPI/Utah II, LLC that we elect to repay in accordance with the terms of the operating agreement.

        If we fund a capital contribution, we have the right to receive additional managing member units. In the event we receive additional managing member units in return for additional capital contributions, our membership interest in HCPI/Utah II, LLC will be increased. Non-managing members of HCPI/Utah II, LLC do not have the right to make additional capital contributions to HCPI/Utah II, LLC unless permitted to do so by us in our discretion. Accordingly, the membership interests of non-managing members in HCPI/Utah II, LLC will be diluted to the extent we receive an additional membership interest.

Tax Matters

        Pursuant to the operating agreement, we are the tax matters partner of HCPI/Utah II, LLC. The tax matters partner serves as HCPI/Utah II, LLC's representative in most tax matters. For example, as the tax matters partner, we have the authority to file tax returns and make elections for HCPI/Utah II, LLC, conduct audits, file refund claims on behalf of HCPI/Utah II, LLC and settle adjustments. In addition, as the tax matters partner, we will receive notices and other information from the Internal Revenue Service, or IRS. The designation of HCP as the tax matters partner of HCPI/Utah II, LLC is not directly relevant to our tax status as a REIT.

        Pursuant to the Bipartisan Budget Act of 2015, the Internal Revenue Code will no longer require that we designate a tax matters partner. For taxable years beginning after December 31, 2017, we anticipate that HCPI/Utah, II LLC will designate a partnership representative to act on its behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS.

Operations

        The sole purposes of HCPI/Utah II, LLC are to acquire, own, manage, operate, maintain, improve, expand, redevelop, encumber, sell or otherwise dispose of the real properties contributed to it, and any other properties acquired by it, and to invest and ultimately distribute funds obtained from owning, operating or disposing of such properties. The operating agreement provides, however, that we, as managing member, may operate HCPI/Utah II, LLC in a manner that will enable us to satisfy the requirements for being classified as a REIT and avoid any federal income tax liability, among other things. Under the operating agreement, HCPI/Utah II, LLC assumes and pays when due, or reimburses us for payment of, all costs and expenses that we incur for the benefit of or relating to its operation.

Distributions

        Holders of non-managing member units are entitled to receive cumulative preferential distributions from the date of issuance of those non-managing member units, payable on a quarterly basis. The right of holders of non-managing member units to receive cumulative preferential distributions means that, unless and until each of those quarterly distributions are paid in full, HCPI/Utah II, LLC cannot make any distributions to us. These preferred distributions are an amount per unit equal to the amount payable with respect to each share of our common stock for the corresponding quarter (subject to adjustment in the event we pay a dividend or distribution on our common stock in shares of our common stock, split or subdivide our common stock or effect a reverse stock split or other combination of our common stock into a smaller number of shares). Following the payment of the preferred distribution to holders of the non-managing member units, HCPI/Utah II, LLC is required to distribute the remaining cash available for distribution to us until all distributions of cash, including prior distributions, have been made to the members of HCPI/Utah II, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding. Thereafter, the remaining cash available for distribution is distributed to the unitholders in proportion to their Sharing Percentages. The "Sharing Percentage" of a holder of non-managing member units is determined by multiplying 1% by a fraction, the numerator of which is the number of non-managing member units then outstanding and the denominator of which is the number of non-managing member units issued to certain non-managing members, and multiplying the result by a fraction, the numerator of which is the number of non-managing member units held by such unitholder, and the denominator of which is the total number of non-managing member units then outstanding. Our "Sharing Percentage," as the managing member of HCPI/Utah II, LLC, is equal to 100% minus the aggregate Sharing Percentage of the holders of non-managing member units.

        In the event of a taxable disposition of some of HCPI/Utah II, LLC's real property, we may elect to distribute all or a portion of the net proceeds of the taxable disposition to the unitholders. In this event, we must distribute these proceeds as follows:

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  first, to the holders of non-managing member units to pay any previously unpaid preferred distribution on the non-managing member units held by them;

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  second, to us until all distributions of cash, including prior distributions, have been made to the members of HCPI/Utah II, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding;

  •
  third, to the holders of managing member units and non-managing member units in proportion to the number of managing member units and non-managing member units held by them in redemption of those units, as discussed below, until all non-managing member units have been redeemed; and

  •
  finally, the remaining balance to us.

        The distribution of the net proceeds from the taxable disposition of real property will constitute a return of capital to the unitholders of HCPI/Utah II, LLC. As such, we will cause HCPI/Utah II, LLC to reduce the number of units outstanding at the time of such distributions by causing non-managing member units to be redeemed.

        Upon the refinancing of a property or the incurrence of additional debt, the repayment of which is secured by a property owned by HCPI/Utah II, LLC, we may elect to distribute all or a portion of the refinancing or other debt proceeds to the unitholders. In this event, we must distribute such proceeds:

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  first, to the holders of non-managing member units to pay any previously unpaid preferred distribution on the non-managing member units held by them; and

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  finally, the remaining balance to us.

Allocation of Income and Loss

        The operating net income and net loss of HCPI/Utah II, LLC is generally allocated as follows:

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  operating net loss for any fiscal year is allocated to the unitholders in accordance with their Sharing Percentages; and

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  operating net income for any fiscal year is allocated as follows:

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  first, to each unitholder to the extent necessary to offset any operating net loss previously allocated to such unitholder; and

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  second, to each unitholder in an amount that will cause the current allocation, together with all previous allocations of operating net income and net income resulting from the disposition of real property, to be pro rata to the cumulative distributions received by such unitholder for the current and all prior fiscal years;

        In the event HCPI/Utah II, LLC sells or otherwise disposes of any of its real properties, however, the net income or net loss attributable to such sale or disposition is generally allocated as follows:

  •
  net loss attributable to the sale or other disposition of real property is allocated to the holders of units in proportion to their Sharing Percentages; and

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  net income attributable to the sale or other disposition of real property is allocated as follows:

  •
  first, to each unitholder to the extent necessary to offset any net loss previously allocated to such unitholder upon the sale or other disposition of a property;

  •
  second, to each unitholder in an amount that will cause the current allocation, together with all previous allocations of operating net income and net income resulting from the disposition of real property, to be pro rata to the cumulative distributions received by such unitholder for the current and all prior fiscal years; and

    •
    thereafter, to each unitholder in proportion to the number of units held by them.

        In the event HCPI/Utah II, LLC liquidates or if no units are held by non-managing members, the net income or net loss for that year and any subsequent years is generally allocated as follows:

  •
  first, to holders of non-managing member units in such amounts as will cause their capital account per unit to be, to the greatest extent possible, equal to the sum of: (a) the holder's preferred return shortfall per unit (if any), (b) the value of two shares of our stock (subject to specified adjustments), and (c) their pro rata share of a 1% (subject to adjustment) sharing amount; and

  •
  thereafter, to us.

        Each of the allocation provisions described above is subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and related Treasury Regulations.

Term

        The operating agreement provides that HCPI/Utah II, LLC will continue until dissolved by us in accordance with the provisions of the operating agreement or as otherwise provided by law. HCPI/Utah II, LLC also will dissolve if:

  •
  we withdraw as the managing member (other than in an event of bankruptcy) and the non-managing members holding a majority of the non-managing member units then outstanding do not agree in writing within 90 days to continue the business of HCPI/Utah II, LLC and to the appointment of a substitute managing member;

  •
  we elect to dissolve it in accordance with the provisions of the operating agreement;

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  it sells all or substantially all of its assets and properties;

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  it is dissolved by judicial order;

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  we dissolve or become bankrupt or otherwise incapacitated, unless within 90 days the non-managing members holding a majority of the outstanding non-managing member units agree in writing to continue the business of HCPI/Utah II, LLC and to the appointment of a substitute managing member; or

  •
  all of the non-managing member units held by non-managing members have been exchanged for cash or our common stock.

Indemnification and Management Liability

        The operating agreement provides that, to the fullest extent permitted by law, HCPI/Utah II, LLC will indemnify us, our directors, our and HCPI/Utah II, LLC's officers and employees and those other persons and entities that we may designate, unless:

  •
  the act taken by an indemnitee that was material to the matter giving rise to the proceeding was in bad faith or was the result of active and deliberate dishonesty;

  •
  an indemnitee received an improper personal benefit; or

  •
  in the case of any criminal proceeding, an indemnitee had reasonable cause to believe the act was unlawful.

        HCPI/Utah II, LLC is obligated to reimburse the reasonable expenses incurred by an indemnitee in advance of the final disposition of the proceeding if such indemnitee provides HCPI/Utah II, LLC with an affirmation of its good faith belief that the standard of conduct necessary for indemnification has been met and an undertaking to repay the amount of the reimbursed expenses if it is determined that such standard was not met. No member of HCPI/Utah II, LLC, including HCP, is obligated to make capital contributions to enable HCPI/Utah II, LLC to fund these indemnification obligations.

        The operating agreement generally provides that neither we nor any of our directors or officers will incur liability to HCPI/Utah II, LLC or any non-managing member for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission if we acted in good faith. In addition, we are not responsible for any misconduct or negligence on the part of our officers, directors or other agents, provided we have appointed such agents in good faith. We may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action we take or omit to take in reliance upon their opinion, as to matters which we reasonably believe to be within their professional or expert competence, will be conclusively presumed to have been done or omitted in good faith and in accordance with their opinion.

Exchange Rights

        Non-managing member units are exchangeable in whole or in part for, at our election, cash or shares of our common stock.

        Upon an exchange, the tendering holder will receive, at our election, either (a) that number of shares of our common stock determined by multiplying the number of non-managing member units tendered by an adjustment factor (the "Exchange Shares") or (b) an amount of cash equal to the market value of such number of Exchange Shares. As of the date of this prospectus supplement, the adjustment factor is 2.2986 due to the 2-for-1 stock split we effected with respect to our common stock on March 2, 2004 and our spin-off of Quality Care Properties, Inc. on October 31, 2016; the adjustment factor may be further adjusted from time to time to account for the economic effect of the payment of any dividends or other distributions on our common stock in shares of common stock, any split or subdivision in our outstanding common stock, and any reverse stock split or other combination of our outstanding common stock into a smaller number of shares. If we elect to deliver cash in exchange for the tendered units, the market value of each Exchange Share will be deemed to be the average of the closing trading price of our common stock for the 10 trading days ending on the second trading day immediately prior to the date on which the tendering holder delivers a notice of exchange to us. Non-managing member units that are acquired by us pursuant to the exercise of a non-managing member's exchange rights will be held by us as non-managing member units, with the same rights and preferences of non-managing member units held by non-managing members of HCPI/Utah II, LLC.

        Our acquisition of non-managing member units, whether they are acquired in exchange for shares of our common stock or cash, will be treated as a sale of the non-managing member units to us for U.S. federal income tax purposes. See "United States Federal Income Tax Considerations—Taxation of an Exchange or Redemption of Units."

        A tendering holder effecting an exchange of all or a portion of the holder's units must deliver to us a notice of exchange as required by the operating agreement. In general, a tendering holder has the right to receive cash or, at our election, shares of our common stock, which are generally payable in connection with the exchange, on the thirtieth day following our receipt of the notice of exchange. All shares of our common stock delivered in exchange for non-managing member units will be duly authorized, validly issued, fully paid and non-assessable shares, free of any pledge, lien, encumbrance or restriction, other than those provided in our charter, our bylaws, the Securities Act and relevant state securities or blue sky laws. Notwithstanding any delay in delivery of shares in exchange for tendered units, the tendering holder shall be deemed the owner of such shares and vested with all rights of a stockholder as of the date on which the exchange occurs, including the right to vote or consent, and the right to receive dividends. Correspondingly, the tendering holder's right to receive distributions with respect to the tendered units will cease as of the date on which the exchange occurs.

        We will not be obligated to effect an exchange of tendered units if the issuance of shares of our common stock to the tendering holder upon such exchange would be prohibited under the provisions of our charter, particularly those which are intended to protect our qualification as a REIT. We will not be obligated to effect an exchange of tendered units until the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

COMPARISON OF HCPI/UTAH II, LLC AND HCP

        Generally, the nature of an investment in our common stock is similar in several respects to an investment in units representing non-managing membership interests in HCPI/Utah II, LLC. However, there are also differences between ownership of such units and ownership of our common stock, some of which may be material to investors.

        HCPI/Utah II, LLC and HCP are organized and incorporated in Delaware and Maryland, respectively. Upon the exchange of units representing non-managing membership interests in HCPI/Utah II, LLC for shares of our common stock, the rights of stockholders of HCP will be governed by the Maryland General Corporation Law and by our charter and bylaws.

        The information below highlights the material differences between HCPI/Utah II, LLC and us, relating to, among other things, form of organization, management control, voting rights, compensation and fees, investor rights, liquidity and federal income tax considerations. These comparisons are intended to assist holders of non-managing member units in understanding the ways in which their investment will be materially changed if they tender their units in exchange for shares of our common stock.

        The following discussion is summary in nature and does not constitute a complete discussion of these matters. The differences between the rights of HCPI/Utah II, LLC unitholders and HCP stockholders may be determined in full by reference to the Maryland General Corporation Law, the Delaware Limited Liability Company Act, our charter and bylaws, the operating agreement of HCPI/Utah II, LLC, as amended to date, and the balance of this prospectus supplement, the accompanying prospectus and the registration statement of which the accompanying prospectus is a part.

	HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
Form of Organization and Assets Owned	HCPI/Utah II, LLC is a Delaware limited liability company. HCPI/Utah II, LLC currently owns 31 properties and 100% membership interests in each of HCPI/Wesley, LLC and HCPI/Stansbury, LLC.	We are a Maryland corporation and were organized to qualify as a self-administered REIT that, together with our unconsolidated joint ventures, invests primarily in real estate serving the healthcare industry in the United States. We acquire, develop, lease, manage and dispose of healthcare real estate, and provide financing to healthcare providers. At March 31, 2018, our portfolio of investments, including properties in our unconsolidated joint ventures, consisted of interests in 833 facilities.
Purpose
	HCPI/Utah II, LLC's purpose is to acquire, own, manage, operate, maintain, improve, expand, redevelop, encumber, sell or otherwise dispose of the properties owned by it and any other properties acquired by it, and to invest and ultimately distribute the funds obtained from owning, operating or disposing of such properties.	Under our charter, we may engage in the ownership of real property and any other lawful act or activity for which corporations may be organized under Maryland law.

	HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
Additional Equity	See "Operating Agreement—Capital Contributions" above.	Our board of directors may, in its discretion, authorize the issuance of additional shares of common stock or preferred stock; provided that the total number of shares issued cannot exceed the authorized number of shares of stock set forth in our charter.
Borrowing Policies
	The operating agreement provides that HCPI/Utah II, LLC is permitted to incur or assume debt, including debt to us or our affiliates. HCPI/Utah II, LLC will be required to pay to the non-managing members a make-whole payment in an amount equal to the aggregate federal, state and local income taxes incurred by the non-managing members if it fails to maintain certain indebtedness during the Tax Protection Period, as described above under "Operating Agreement—Tax Protection Period."	We are not restricted under our charter or bylaws from incurring debt.
Management Control
	All management powers over the business and affairs of HCPI/Utah II, LLC are vested in us as the managing member. No non-managing member has any right to participate in or exercise control or management power over the business and affairs of HCPI/Utah II, LLC, except for actions which require the consent of the holders of a majority of the non-managing member units held by non-managing members. See "Operating Agreement—Management" and "—Voting Rights."	Our board of directors has exclusive control over our business affairs subject only to the applicable provisions of Maryland law and the provisions in our charter and bylaws.
Duties of Managing Members and Directors
Under Delaware law, we, as managing member of HCPI/Utah II, LLC, are accountable to HCPI/Utah II, LLC as a fiduciary and, consequently, are required to exercise good faith and integrity in all of our dealings with respect to HCPI/Utah II, LLC's affairs.
Under Maryland law, directors must act in good faith, in a manner that they reasonably believe to be in the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Directors who act in such a manner generally have no liability in any action based on an act of the director. Under Maryland law, an act of a director is generally presumed to be in accordance with such standards.

	HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
Indemnification and Management Liability	See "Operating Agreement—Indemnification and Management Liability."	Our charter contains a provision which eliminates the liability of directors and officers to us and our stockholders for money damages to the fullest extent permitted by Maryland law. Neither the provisions of our charter nor Maryland law limit the ability of us or our stockholders to obtain other relief, such as injunction or rescission. Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Maryland law. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws."
Anti-Takeover Provisions

Except in limited circumstances (see "—Voting Rights"), we have exclusive management power over the business and affairs of HCPI/Utah II, LLC. Accordingly, we have the ability to determine whether HCPI/Utah II, LLC engages in a merger transaction or other business combination. We may not be removed as managing member by the other members without our consent.

During the Tax Protection Period HCPI/Utah II, LLC will be required to pay to specified non-managing members a make-whole payment if we cause HCPI/Utah II, LLC to merge with another entity, sell all or substantially all of its assets or reclassify its outstanding equity interests (subject to limited exceptions) without the prior consent of the holders of a majority of the non-managing member units held by non-managing members. See "Operating Agreement—Tax Protection Period." These limitations may have the effect of hindering the ability of HCPI/Utah II, LLC to enter into business combinations.

Our charter and bylaws contain a number of provisions that may delay or discourage an unsolicited proposal for the acquisition of our company or the removal of incumbent management. These provisions include:

•

authorized capital stock that may be issued as preferred stock in the discretion of our board of directors, with voting or other rights superior to the common stock;

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provisions designed to avoid concentration of share ownership in a manner that would jeopardize our status as a REIT under the Internal Revenue Code;

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super-majority stockholder vote for certain business combinations; and

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the advance notice provisions of our bylaws.

Maryland law also contains provisions which could delay, defer or prevent a change of control or other transaction. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws."

HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
A non-managing member generally may not transfer all or any portion of its membership interest in HCPI/Utah II, LLC without first offering that membership interest to us and otherwise obtaining our consent. Accordingly, we may elect to exercise our right of first refusal to prevent a membership interest from being transferred to a particular third party. Unless we consent to the admission of a transferee of a membership interest as a substitute member of HCPI/Utah II, LLC, the transferee is not entitled to vote on any matter submitted to the members for their approval. The ability of a unitholder to transfer its membership interest in HCPI/Utah II, LLC may be further hindered by other factors. See "Operating Agreement—Transferability of Interests."	Our bylaws contain a provision exempting acquisitions of shares of our stock from the Maryland control share acquisition statute. In addition, our board of directors has adopted a resolution prohibiting us from electing to be subject to the provisions of the Maryland unsolicited takeover statute relating to the classification of the board unless such election is first approved by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
Voting Rights	Under the operating agreement, the non-managing members have voting rights only as to specified matters including:

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amending the operating agreement, except in limited circumstances; and

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those other actions discussed above under "Operating Agreement—Management."

The non-managing members generally do not otherwise have the right to vote on decisions relating to the operation or management of HCPI/Utah II, LLC.

Maryland law requires that major corporate transactions, including most amendments to our charter, must have stockholder approval as described below. All shares of common stock have one vote per share. Our charter permits our board of directors to classify and issue preferred stock in one or more series having voting power which may differ from that of the common stock. See "Description of Capital Stock."

Our bylaws generally permit any stockholder or group of up to 25 stockholders who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws will not exceed the greater of (i) two or (ii) 20% of the directors in office as of the last day a notice of nomination may be timely received.

        The following is a comparison of the voting rights of the non-managing members of HCPI/Utah II, LLC and of our stockholders as they relate to major transactions:

	HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
A. Amendment of Organizational Documents	Amendments to the operating agreement may be proposed by us as managing member or by holders of a majority of the non-managing member units held by non-managing members. To be effective, amendments must be approved by the holders of a majority of the outstanding units, subject to certain exceptions. In addition, certain amendments must be approved by each non-managing member that would be adversely affected by such amendment. We may amend the operating agreement without the consent of the non-managing members if the purpose or the effect of such amendment is to make administrative or inconsequential changes or comply with any federal or state agency rulings, guidelines directives or laws, or as are necessary for us to maintain our status as a REIT. See "Operating Agreement—Management."	Under our charter, most amendments to our charter must be approved by our board of directors and by the affirmative vote of at least a majority of the votes entitled to be cast by our stockholders on the matter.

The affirmative vote of holders of at least two-thirds of our voting stock is required to repeal or amend the provisions of the charter relating to:

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business combinations;

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the removal and setting of the minimum and maximum number of our directors; and

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certain limitations on ownership of our voting capital stock. See "Description of Capital Stock."

Provisions of our bylaws regarding the number of directors, in certain circumstances, and the vote required to amend the bylaws may be amended only by unanimous vote of the board of directors or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board of directors or the affirmative vote of a majority of all of the votes entitled to be cast by our stockholders on the matter.

B. Dissolution
As managing member, we may dissolve HCPI/Utah II, LLC without any vote or approval of non-managing members. However, during the Dissolution Protection Period, HCPI/Utah II, LLC will be required to pay a make-whole payment to specified non-managing members if a dissolution occurs without the consent of a majority in interest of the non-managing members.
Our dissolution must be approved by our board of directors by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

	HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
C. Sale of Assets; Merger; Transfer of Properties	During the Tax Protection Period HCPI/Utah II, LLC will be required to pay to specified non-managing members a make-whole payment unless we obtain the consent of the holders of a majority in interest of the non-managing members before we:

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cause HCPI/Utah II, LLC to merge with another entity, sell all or substantially all of its assets or reclassify its outstanding equity interests, subject to limited exceptions; or

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sell certain of HCPI/Utah II,  LLC's real properties.

See "Operating Agreement—Tax Protection Period."

Our charter requires that, subject to certain exceptions, business combinations between us and a beneficial holder of 10% or more of our outstanding voting stock be approved by the affirmative vote of at least 90% of our outstanding voting shares. See "Description of Capital Stock—Business Combination Provisions" and "Certain Provisions of Maryland Law and HCP's Charter and Bylaws."

Generally, mergers, consolidations and sales of all or substantially all of our assets must be approved by our stockholders by the affirmative vote of a majority of all votes entitled to be cast on the matter. No approval of our stockholders is required for any sale of less than substantially all of our assets which is not a business combination.

Compensation, Fees and Distributions	We do not receive any compensation for our services as managing member of HCPI/Utah II, LLC but are reimbursed for expenses.
Our officers and outside directors receive compensation for their services as more fully described in the compensation information incorporated by reference in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
Liability of Investors
	Under the operating agreement and applicable Delaware law, the liability of the non-managing members for the debts and obligations of HCPI/Utah II, LLC is generally limited to the amount of their investment in HCPI/Utah II, LLC, together with their interest in any undistributed income, if any.	Under Maryland law, our stockholders are not personally liable for our debts or obligations solely as a result of their status as stockholders.

HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
Liquidity	Except in limited circumstances, a non-managing member may not transfer all or any portion of its membership interest in HCPI/Utah II, LLC without first offering that membership interest to us and otherwise obtaining our consent. HCP has the right to receive an opinion of counsel in connection with the transfer of non-managing member units to the effect that the transfer may be effected without registration under the Securities Act and will not otherwise violate any applicable federal or state securities laws or regulations.

Also, see "Operating Agreement—Transferability of Interests" and "—Anti-Takeover Provisions."	Shares of common stock issued pursuant to this prospectus supplement will be freely transferable, subject to prospectus delivery and other requirements of the Securities Act, and the transfer and ownership restrictions in our charter.

Our common stock is listed on the New York Stock Exchange.

HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
Taxes	HCPI/Utah II, LLC itself is generally not subject to federal income taxes. Instead, each holder of units includes its allocable share of HCPI/Utah II, LLC's taxable income or loss in determining its individual federal income tax liability. Cash distributions from HCPI/Utah II, LLC generally are not taxable to a holder of non-managing member units except to the extent they exceed such holder's basis in its interest in HCPI/Utah II, LLC (which will include such holder's allocable share of HCPI/Utah II, LLC's debt).

Income and loss from HCPI/Utah II, LLC generally are subject to the "passive activity" limitations. Under the "passive activity" limitations, income and loss from HCPI/Utah II, LLC that is considered "passive income" generally can be offset against income and loss from other investments that constitute "passive activities."

Holders of units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which HCPI/Utah II, LLC owns property, even if they are not residents of those states.	As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. stockholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. In addition, these distributions generally will not be eligible for treatment as "qualified dividend income" for individual U.S. stockholders. However, under the TCJA (as defined below), for taxable years beginning after December 31, 2017 and before January 1, 2026, stockholders that are individuals, trusts, or estates are generally entitled to deduct up to 20% of certain qualified business income, including "qualified REIT dividends," subject to certain limitations. Distributions that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Distributions in excess of current and accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a stockholder's adjusted basis in its common stock, with the excess taxed as capital gain.

Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain.

Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions. We may be required to pay state income taxes in various states.

CERTAIN PROVISIONS OF MARYLAND LAW AND
HCP'S CHARTER AND BYLAWS

        The following description summarizes certain provisions of Maryland law and of our charter and bylaws. This summary is not complete and is subject to, and is qualified in its entirety by reference to, our charter, our bylaws and applicable provisions of the MGCL. For a complete description, we refer you to the MGCL, our charter and our bylaws.

  Election of Directors

        Our bylaws provide that our board may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than eleven. Our bylaws also provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board or by the affirmative vote of the holders of a majority of our shares then entitled to vote at an election of directors. Other vacancies may be filled by the vote of a majority of the remaining directors.

  Removal of Directors

        Our charter provides that a director of ours may be removed by the affirmative vote of the holders of two-thirds of the outstanding shares of our voting stock or by a unanimous vote of all other directors. Our stockholders may elect a successor to fill any vacancy which results from the removal of a director.

  Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

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  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of the corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

        In addition to the restrictions on business combinations provided under Maryland law, our charter also contains restrictions on business combinations. See "Description of Capital Stock—Business Combination Provisions."

  Control Share Acquisitions

        Maryland law provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

        Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting acquisitions of shares of our stock from the control share acquisition statute. However, our board may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the control share acquisition statute.

  Unsolicited Takeovers

        Under Maryland law, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board into three classes with staggered terms of three years each and vest in the board the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

        Our board of directors has adopted a resolution prohibiting us from electing to be subject to the provisions of the unsolicited takeover statute relating to the classification of the board unless such election is first approved by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. An election to be subject to any or all of the other foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions except the statutory provisions relating to the classification of the board.

        If we made an election, upon stockholder approval of such election, to be subject to the statutory provisions relating to the classification of the board and our board were divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board.

  Amendments to the Charter

        Provisions of our charter on business combinations, the number of directors and certain ownership restrictions may be amended only if approved by our board and by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our charter require approval by our board and approval by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

  Amendment to the Bylaws

        Provisions of our bylaws on the number of directors, in certain circumstances, and the vote required to amend the bylaws may be amended only by unanimous vote of the board or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board or the affirmative vote of a majority of all of the votes entitled to be cast by our stockholders on the matter.

  Dissolution of HCP, Inc.

        Our dissolution must be approved by our board by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

  Advance Notice of Director Nominations and New Business; Procedures of Special Meetings Requested by Stockholders

        Our bylaws provide that nominations of persons for election to the board and the proposal of business to be considered by stockholders at the annual or special meeting of stockholders may be made only:

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  pursuant to our notice of the meeting;

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  by or at the direction of the board; or

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  by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

        Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders holding in the aggregate not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted at such meeting.

  Proxy Access

        Our bylaws permit any stockholder or group of up to 25 stockholders (counting as one stockholder, for purposes of the aggregation limit, any two or more funds that are part of the same qualifying fund group, as such term is defined in our bylaws) who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. A nominating stockholder is considered to own only the shares for which the stockholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares do not count as "owned" shares. Furthermore, to the extent not otherwise excluded pursuant to this definition of ownership, a nominating stockholder's "short position" as defined in Rule 14e-4 under the Exchange Act is deducted from the shares otherwise "owned." Loaned shares are counted toward the ownership requirement, provided that certain recall requirements described in our bylaws are met. If a group of stockholders is aggregating its shareholdings in order to meet the 3% ownership requirement, the ownership of the group will be determined by aggregating the lowest number of shares continuously owned by each member during the three-year holding period.

        The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws shall not exceed the greater of (i) two or (ii) 20% of the directors in office as of the last day a notice of nomination may be timely received. If the 20% calculation does not result in a whole number, the maximum number of stockholder nominees is the closest whole number below 20%. If one or more vacancies occurs for any reason after the nomination deadline and our board decides to reduce the size of our board in connection therewith, the 20% calculation will be applied to the reduced size of the board, with the potential result that a stockholder nominee may be disqualified. Stockholder-nominated candidates whose nomination is withdrawn or whom the board determines to include in our proxy materials as board-nominated candidates will be counted against the 20% maximum. In addition, any director in office as of the nomination deadline who was included in our proxy materials as a stockholder nominee for either of the two preceding annual meetings and whom our board decides to renominate for election to the board also will be counted against the 20% maximum.

        Notice of a nomination pursuant to the proxy access provisions of our bylaws must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that we distributed our proxy statement for the previous year's annual meeting of stockholders. The proxy access provisions of our bylaws require certain disclosure, representations and agreements to be provided or made by nominating stockholders and contain certain other procedural provisions.

        A stockholder nominee will not be eligible for inclusion in our proxy materials if any stockholder has nominated a person pursuant to the advance notice provision of our bylaws, if the nominee would not be independent, if the nominee's election would cause us to violate our bylaws, our charter or any applicable listing standards, laws, rules or regulations, if the nominee is or has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, or if the nominee or the stockholder who nominated him or her has provided false and misleading information to us or otherwise breached any of its or their obligations, representations or agreements under the proxy access provisions of our bylaws. Stockholder nominees who are included in our proxy materials but subsequently withdraw from or become ineligible or unavailable for election at the meeting or do not receive at least 10% of the votes cast in the election will be ineligible for nomination under the proxy access provisions of our bylaws for the next two annual meetings. A nomination made under the proxy access provisions of our bylaws will be disregarded at the annual meeting under certain circumstances described in our bylaws.

  Anti-Takeover Effect of Provisions of Maryland Law and of the Charter and Bylaws

        The provisions in the charter on removal of directors and business combinations, the business combinations and control share acquisition provisions of Maryland law, the unsolicited takeover provisions of Maryland law (if we elect to become subject to such provisions) and the provisions of our bylaws relating to advance notice, proxy access and stockholder-requested special meetings may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

  Limitation of Liability and Indemnification

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not limit liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our charter contains a provision which limits the liability of directors and officers for money damages to the maximum extent permitted by Maryland law. This provision does not limit our right or that of our stockholders to obtain equitable relief, such as an injunction or rescission.

        Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination as to the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses before final disposition of a proceeding to:

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  any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

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  any individual who, while one of our directors or officers and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

        The bylaws authorize us, with the approval of our board, to provide indemnification and advancement of expenses to our agents and employees.

        Unless limited by a corporation's charter, Maryland law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Our charter does not alter this requirement.

        Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against:

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  judgments;

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  penalties;

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  fines;

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  settlements; and

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  reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

        Maryland law does not permit a corporation to indemnify its present and former directors and officers if it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under Maryland law, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders.

        Maryland law permits a corporation to advance reasonable expenses to a director or officer. First, however, the corporation must receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation. The corporation must also receive a written undertaking, either by the director or officer or on his behalf, to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

        It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations generally applicable to (i) the tender of units in exchange for shares of common stock or the redemption of units for cash and (ii) the ownership and disposition of our common stock, which may be acquired upon an exchange of units. This summary does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on current law, is for general information only and is not tax advice. As used in this section, references to "HCP," "the Company," "we," "us" or "our," mean only HCP, Inc., and not its subsidiaries, except as otherwise indicated.

        The information in this summary is based on:

  •
  the Internal Revenue Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

  •
  the legislative history of the Internal Revenue Code;

  •
  current administrative interpretations and practices of the IRS; and

  •
  court decisions;

        in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may change or adversely affect the tax considerations described in this prospectus supplement. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT or concerning the treatment of our common stock, and the statements in this prospectus supplement are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged.

        This summary assumes that our common stock is held as a "capital asset" (generally, property held for investment). Your tax treatment will vary depending on your particular situation. This discussion does not purport to deal with all aspects of taxation that may be relevant to holders of our common stock in light of their personal investment or tax circumstances, or to holders who receive special treatment under the U.S. federal income tax laws except to the extent discussed specifically herein. Holders of common stock offered by this prospectus supplement receiving special treatment include, without limitation:

  •
  banks, insurance companies or other financial institutions;

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  brokers or dealers in securities or commodities;

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  traders in securities;

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  expatriates and certain former citizens or long-term residents of the U.S.;

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  tax-exempt organizations;

  •
  persons who are subject to the alternative minimum tax;

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  persons who hold our common stock as a position in a "straddle" or as part of a "hedging," "conversion" or other risk reduction transaction;

  •
  persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code;

  •
  U.S. persons that have a functional currency other than the U.S. dollar;

  •
  except to the extent specifically discussed below, non-U.S. holders (as defined below); or

  •
  persons that are S corporations, REITs, regulated investment companies, partnerships or other pass-through entities.

        In addition, this discussion does not address any state, local or foreign tax consequences associated with the ownership of our common stock or our election to be taxed as a REIT.

        You are urged to consult your tax advisor regarding the specific tax consequences to you of:

  •
  the acquisition, ownership and sale or other disposition of our common stock, including the U.S. federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for U.S. federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Taxation of an Exchange or Redemption of Units

In General

        If HCP, Inc. acquires a unit in exchange for shares of common stock or redeems a unit for cash, a tendering holder of units will recognize gain or loss in an amount equal to the difference between (i) the amount realized in the transaction (i.e., the sum of the cash and the fair market value of any shares of common stock plus the amount of the partnership liabilities allocable to such tendered unit at such time) and (ii) the holder's tax basis in the unit disposed of, which tax basis will be adjusted for the unit's allocable share of HCPI/Utah II, LLC's income, gain or loss for the taxable year of disposition. The tax liability resulting from the gain recognized on the disposition of a unit could exceed the amount of cash and the fair market value of any shares of common stock received in exchange therefor. The use of any loss recognized upon an exchange is subject to a number of limitations set forth in the Internal Revenue Code. A holder's adjusted tax basis in any of our common stock received in exchange for units will be the fair market value of those shares on the date of the exchange. Similarly, a holder's holding period in such shares will begin on the date of the exchange.

        If HCPI/Utah II, LLC redeems a tendered unit for cash (which is not contributed by us to effect the redemption), the tax consequences generally would be the same as described in the preceding paragraph, except that if HCPI/Utah II, LLC redeems less than all of a holder's units, the holder would recognize no taxable loss and would recognize taxable gain only to the extent that the cash, plus the amount of HCPI/Utah II, LLC liabilities allocable to the redeemed units, exceeded the holder's adjusted tax basis in all of such holder's units immediately before the redemption.

Disguised Sales

        Under the Internal Revenue Code, a transfer of property by a partner to a partnership followed by a related transfer by the partnership of money or other property to the partner is treated as a disguised sale if (i) the second transfer would not have occurred but for the first transfer and (ii) the second transfer is not dependent on the entrepreneurial risks of the partnership's operations. In a disguised sale, the partner is treated as if he or she sold the contributed property to the partnership as of the date the property was contributed to the partnership. Transfers of money or other property between a partnership and a partner that are made within two years of each other, including redemptions of units made within two years of a contribution of property by a holder of units to HCPI/Utah II, LLC, must be reported to the IRS and are presumed to be a disguised sale unless the facts and circumstances clearly establish that the transfers do not constitute a sale.

        A redemption of units by HCPI/Utah II, LLC within two years of the date of a contribution of property by a holder of units to HCPI/Utah II, LLC may be treated as a disguised sale. If this treatment were to apply, such holder of units would be treated for U.S. federal income tax purposes as if, on the date of its contribution of property to HCPI/Utah II, LLC, HCPI/Utah II, LLC transferred to such holder an obligation to pay such holder the redemption proceeds. In that case, the holder of units would be required to recognize gain on the disguised sale in such earlier year.

Character of Gain or Loss Recognized

        Except as described below, the gain or loss that a holder of units recognizes on a sale, exchange or redemption of a tendered unit will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if the holding period for the unit exceeds twelve months. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum U.S. federal income tax rate of 20%. If the amount realized with respect to a unit that is attributable to a holder's share of "unrealized receivables" of HCPI/Utah II, LLC exceeds the tax basis attributable to those assets, such excess will be treated as ordinary income. Among other things, unrealized receivables include depreciation recapture for certain types of property. In addition, the maximum U.S. federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as HCPI/Utah II, LLC) held for more than twelve months is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as unrealized receivables.

Passive Activity Losses

        The passive activity loss rules of the Internal Revenue Code limit the use of losses derived from passive activities, which generally include investments in limited liability company interests such as the units. You are urged to consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from HCPI/Utah II, LLC or other investments that may be used to offset gain from the sale, exchange or redemption of your units tendered for redemption.

Tax Reporting

        If a unit is exchanged or redeemed, the holder must report the transaction by filing a statement with its U.S. federal income tax return for the year of the disposition which provides certain required information to the IRS. To prevent the possible application of backup withholding with respect to payment of the consideration, a holder of units must provide HCP, Inc. or HCPI/Utah II, LLC with its correct taxpayer identification number.

Foreign Offerees

        Gain recognized by a foreign person on a sale, exchange or redemption of a unit tendered for redemption will be subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). If you are a foreign person, HCP, Inc. or HCPI/Utah II, LLC will be required, under the FIRPTA provisions of the Internal Revenue Code, to deduct and withhold 15% of the amount realized by you on the disposition, and you will be required to file a United States federal income tax return to report your gain and pay any additional tax due. The amount withheld would be creditable against your U.S. federal income tax liability and, if the amount withheld exceeds your actual tax liability, you could claim a refund from the IRS.

Taxation of the Company

        We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1985. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 1985. We currently intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. The following sets forth certain aspects of the sections of the Internal Revenue Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof. Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with this prospectus supplement and our election to be taxed as a REIT.

        Skadden, Arps, Slate, Meagher & Flom LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1985, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in factual certificates provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus supplement. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, all of the results of which have not been and will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See "—Failure to Qualify." Further, the anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to update its opinion subsequent to its date.

New Tax Reform Legislation Enacted December 22, 2017

        On December 22, 2017, the President signed into law H.R. 1, which is commonly referred to as the "Tax Cuts and Jobs Act of 2017" (the "TCJA"). This legislation makes many changes to the U.S. federal income tax laws that significantly impact the taxation of individuals, corporations (both non-REIT C corporations as well as corporations that have elected to be taxed as REITs), and the taxation of taxpayers with overseas assets and operations. These changes are generally effective for taxable years beginning after December 31, 2017. However, a number of changes that reduce the tax rates applicable to non-corporate taxpayers (including a new 20% deduction for qualified REIT dividends that reduces the effective rate of regular income tax on such income), and also limit the ability of such taxpayers to claim certain deductions, will expire for taxable years beginning after 2025 unless Congress acts to extend them.

        These changes will impact us and our shareholders in various ways, some of which are adverse relative to prior law, and this summary of U.S. federal income tax considerations incorporates these changes where material. To date, the IRS has issued only limited guidance with respect to certain provisions of the new law. There are numerous interpretive issues and ambiguities that will require guidance and that are not clearly addressed in the Conference Report that accompanied the TCJA. Technical corrections legislation will likely be needed to clarify certain of the new provisions and give proper effect to Congressional intent. There can be no assurance, however, that technical clarifications or other legislative changes that may be needed to prevent unintended or unforeseen tax consequences will be enacted by Congress anytime soon.

Taxation of REITs

        Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate-level. We will be required to pay U.S. federal income tax, however, as follows:

  •
  We will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

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  If we have: (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect. See "Foreclosure Property Income."

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  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (ii) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

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  If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

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  We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

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  If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone by us or by the entity from which the assets are acquired, in each case, depending upon the date such acquisition occurred.

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  We will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a "taxable REIT subsidiary" of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations.

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  Certain of our subsidiaries are C corporations, including any taxable REIT subsidiary, the earnings of which will be subject to U.S. federal corporate income tax.

Requirements for Qualification as a REIT

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  3.
  that would be taxable as a domestic corporation but for special Internal Revenue Code provisions applicable to REITs;

  4.
  that is not a financial institution nor an insurance company within the meaning of certain provisions of the Internal Revenue Code;

  5.
  that is beneficially owned by 100 or more persons;

  6.
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

  7.
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter documents provide for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in "Description of Capital Stock—Transfer and Ownership Restrictions Relating to Our Common Stock," "Description of Capital Stock—Business Combination Provisions" and "Description of Capital Stock—Transfer and Ownership Restrictions Relating to Our Preferred Stock." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the last sentence of this paragraph, our status as a REIT will terminate. See "Failure to Qualify." We have complied with, and believe we will continue to comply with, regulatory rules to send annual letters to certain of our stockholders requesting information regarding the actual ownership of our stock. If, however, we comply with such rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships

        We own and operate one or more properties through partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands, including for purposes of satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership's share of assets and items of income of any partnership in which it owns an interest. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

        We may have direct or indirect control of certain partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. We are a limited partner or non-managing member in certain partnerships and limited liability companies. If any such partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

        Treasury Regulations provide that for U.S. federal income tax purposes, a domestic business entity not organized or otherwise required to be treated as a corporation (an "eligible entity") may elect to be taxed (i) as a corporation or as a partnership if it has two or more members and (ii) as a corporation or as a disregarded entity if it has only one member. With the exception of certain limited liability companies that have elected to be treated as corporations and have also either elected to be treated as REITs or elected with us to be treated as taxable REIT subsidiaries, the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.

        If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as a corporation for U.S. federal income tax purposes, it would be subject to an entity-level tax on its income. Such treatment would change the character of our assets and items of gross income and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of the Company—Asset Tests" and "—Taxation of the Company—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Allocations of Income, Gain, Loss and Deduction

        A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members. If an allocation is not recognized for U.S. federal income tax purposes, the relevant item will be reallocated according to the partners' or members' interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the entities treated as partnerships in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

Tax Allocations with Respect to the Properties

        Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Partnership Audit Rules

        Under the Bipartisan Budget Act of 2015, Congress revised the rules applicable to U.S. federal income tax audits of partnerships (such as certain of our subsidiaries) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for an increase in taxes that would ordinarily apply at the partner-level (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs, and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of a subsidiary partnership.

Ownership of Interests in Qualified REIT Subsidiaries and Other Disregarded Entities

        We may, from time to time, own interests in subsidiary corporations. We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as "qualified REIT subsidiaries" under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the U.S. federal tax requirements described in this prospectus supplement, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below in "—Asset Tests." Other entities that are wholly owned by us, including single-member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests.

        In the event that a qualified REIT subsidiary or other disregarded entity of ours ceases to be wholly owned—for example, if any equity interest in such entity is acquired by another person—the qualified REIT subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of an issuer.

Ownership of Interests in Subsidiary REITs

        We own interests in other corporations that have elected to be taxed as REITs. Provided that each of these REITs qualifies as a REIT, our interest in each of these REITs will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each of these REITs must independently satisfy the various REIT qualification requirements described in this summary. If any of these REITs were to fail to qualify as a REIT, and certain relief provisions do not apply, it would be treated as a regular taxable corporation and its income would be subject to U.S. federal income tax. In addition, a failure of any of these REITs to qualify as a REIT would have an adverse effect on our ability to comply with the REIT income and asset tests, and thus our ability to qualify as a REIT.

Ownership of Interests in Taxable REIT Subsidiaries

        A taxable REIT subsidiary of ours is an entity treated as a corporation (other than a REIT) in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any entity treated as a corporation (other than a REIT) with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to U.S. federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. Further, a 100% tax applies to any interest payments by a taxable REIT subsidiary to its affiliated REIT to the extent the interest rate is not commercially reasonable. A taxable REIT subsidiary is permitted to deduct interest payments to unrelated parties without any of these restrictions. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See "—Asset Tests."

New Interest Deduction Limitation Enacted by the TCJA

        Commencing in taxable years beginning after December 31, 2017, Section 163(j) of the Internal Revenue Code, as amended by the TCJA, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of "adjusted taxable income," subject to certain exceptions. Such limitation could increase our REIT taxable income. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage. If this election is made, however, we must use a generally less favorable depreciation system under the Internal Revenue Code for our real property (including certain improvements), which would increase our REIT taxable income. The decision of whether to make the election and the availability of such election could therefore impact our REIT distribution requirement.

        Similarly, the limitation could cause our taxable REIT subsidiaries to have greater taxable income and thus potentially greater corporate tax liability. As described above, under Section 163(j) of the Internal Revenue Code, as amended by the TCJA, taxable REIT subsidiaries may be limited in their ability to deduct interest payments in excess of a certain amount made directly or indirectly to us or third parties.

Income Tests

In General

        We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

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  First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from (a) certain investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or (b) some types of temporary investments; and

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  Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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  The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  We do not, or an actual or constructive owner of 10% or more of our capital stock does not, actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is our taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock. In addition, rents we receive from a tenant that also is our taxable REIT subsidiary will not be excluded from the definition of "rents from real property" as a result of our ownership interest in the taxable REIT subsidiary if the property to which the rents relate is a qualified lodging facility, or a qualified health care property, and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met. Our taxable REIT subsidiaries will be subject to U.S. federal income tax on their income from the operation of these properties.

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  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as "rents from real property;" and

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  We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test. For purposes of this test, we are deemed to have received income from such non-customary services in an amount equal to at least 150% of the direct cost of providing the services.

        We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

        Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if any services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. With the exception of some parking facilities we operate, we believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

        Also, rental revenue will generally not qualify as rents from real property if we directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity. Rents we receive from a tenant that is our taxable REIT subsidiary will, however, generally not be excluded from the definition of "rents from real property" as a result of our ownership interest in the taxable REIT subsidiary if the property to which the rents relate is a "qualified lodging facility" or a "qualified healthcare property" and such property is operated on behalf of the taxable REIT subsidiary by a person who is an "eligible independent contractor." An operator of qualified healthcare properties will qualify as an eligible independent contractor if it meets certain ownership tests with respect to us, and if, at the time the operator enters into the property management agreement, the operator is actively engaged in the trade or business of operating qualified healthcare properties for any person who is not a related person to us or the taxable REIT subsidiary. A "qualified healthcare property" means any real property (or any personal property incidental thereto) that is, or that is necessary or incidental to the use of, a healthcare facility.

        From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is "clearly identified" as a hedging transaction as specified in the Internal Revenue Code and that is entered into to manage the risk of interest rate or price changes with respect to REIT borrowings or currency fluctuations with respect to qualifying income will not constitute gross income and thus will be exempt from the 95% gross income test and from the 75% gross income test. This exclusion also applies to certain offsetting hedging positions. To the extent that we do not properly identify such transactions as hedges or otherwise do not satisfy the requirements with respect to hedging transactions in the Internal Revenue Code, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        Our foreign investments could cause us to incur foreign currency gains or losses. "Passive foreign exchange gain" will not constitute gross income for purposes of the 95% gross income test and "real estate foreign exchange gain" will not constitute gross income for purposes of the 75% gross income test. Real estate foreign exchange gain is foreign currency gain (as defined in Section 988(b)(1) of the Internal Revenue Code) which is attributable to: (i) any qualifying item of income or gain for purposes of the 75% gross income test; (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes certain gain attributable to a qualified business unit of a REIT if the qualified business unit itself meets the 75% gross income test for the taxable year and the 75% asset test at the close of each quarter that the REIT has directly or indirectly held the qualified business unit. Passive foreign exchange gain includes all real estate foreign exchange gain and foreign currency gain which is attributable to: (i) any qualifying item of income or gain for purposes of the 95% gross income test; (ii) the acquisition or ownership of obligations; (iii) becoming or being the obligor under obligations; and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.

        Generally, other than income from "clearly identified" hedging transactions entered into by us in the normal course of business, any foreign currency gain derived by us from dealing, or engaging in substantial and regular trading, in securities will constitute gross income that does not qualify under the 95% or 75% gross income tests.

        Dividends we receive from our taxable REIT subsidiaries will qualify under the 95%, but not the 75%, REIT gross income test.

        The Department of Treasury has broad authority to determine whether any item of income or gain which does not otherwise qualify under the 75% or 95% gross income tests may be excluded as gross income for purposes of such tests or may be considered income that qualifies under either such test.

        We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. We generally may make use of the relief provisions if:

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  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of the Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income

        Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. There are a number of safe harbors specified in the Internal Revenue Code under which a sale of property will not be treated as a prohibited transaction, but these safe harbors are highly technical, and our ability to satisfy their requirements is dependent on a number of non-tax business considerations.

        We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of the properties consistent with our investment objectives. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax, and there can be no assurance that such sales will qualify for a prohibited transaction safe harbor. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property Income

        We generally will be subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. The term "foreclosure property" includes any qualified health care property—generally, any real property and incidental personal property that is either (a) a health care facility or (b) necessary or incidental to the use of a health care facility—acquired by a REIT as the result of the termination of a lease of such property (other than a termination by reason of a default, or the imminence of a default, on the lease). Any gain from the sale of property for which a foreclosure property election has been made and remains in place generally will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property if the election is available (which may not be the case with respect to any acquired "distressed loans").

Like-Kind Exchanges

        We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

        Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

        We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm's-length rates, although the fees paid may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's-length fee for tenant services over the amount actually paid.

Asset Tests

        At the close of each calendar quarter of our taxable year, we also must satisfy the following tests relating to the nature and diversification of our assets.

        First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and other entities treated as partnerships for U.S. federal income tax purposes in which we own an interest, must be represented by real estate assets, cash, cash items, and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

        Second, not more than 25% of the value of our total assets may be represented by securities other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class and except for certain investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

        Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        Fifth, not more than 25% of our total assets may be represented by debt instruments issued by publicly offered REITs that are "nonqualified" debt instruments (i.e., not secured by real property or interests in real property).

        We currently own some or all of the outstanding stock of several subsidiaries that have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these subsidiaries qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded and in the future will not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied and in the future will comply with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value. We may also own, and may continue to make, certain loans that do not constitute real estate assets but which we believe qualify under the "straight debt safe harbor" and therefore satisfy the 10% value limitation described above.

        In addition, from time to time, we may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65 (the "Revenue Procedure") provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the IRS as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above).

        Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we hold or acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).

        The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our partnerships or limited liability companies) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any calendar quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See "—Failure to Qualify" below.

Distribution Requirements

        To maintain our qualification as a REIT, we are required to annually distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after tax net income, if any, from foreclosure property; minus

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  the excess of the sum of specified items of our non-cash income over 5% of our "REIT taxable income" as described below.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveling of stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the five-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

        We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. Second, distributions may be made in the following year if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        For distributions to satisfy the annual distribution requirement for REITs, and to provide REITs with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class and (2) in accordance with the preferences among different classes of stock as set forth in the REIT's organizational documents. This requirement does not apply to publicly offered REITs, including us, but does apply to our subsidiary REITs.

        To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In certain circumstances we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may be required to borrow funds to pay cash dividends or we may be required to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        In an acquisition of a C corporation in a transaction in which the basis of the corporation's assets in our hands is determined by reference to the basis of the assets in the hands of the acquired corporation (a "Carry-Over Basis Transaction"), we may succeed to the tax liabilities and earnings and profits of the acquired C corporation. To qualify as a REIT, we must distribute any such earnings and profits by the close of the taxable year in which the transaction occurs. Any adjustments to the acquired corporation's income for taxable years ending on or before the date of the transaction, including as a result of an examination of the corporation's tax returns by the IRS, could affect the calculation of the corporation's earnings and profits. If the IRS were to determine that we acquired earnings and profits from a corporation that we failed to distribute prior to the end of the taxable year in which the

Carry-Over Basis Transaction occurred, we could avoid disqualification as a REIT by using "deficiency dividend" procedures. Under these procedures, we generally would be required to distribute any such earnings and profits to our stockholders within 90 days of the determination and pay a statutory interest charge at a specified rate to the IRS.

        Under certain circumstances, we may be able to rectify an inadvertent failure to meet the distribution requirements for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year or at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

Failure to Qualify

        Specified cure provisions are available to us in the event that we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and individuals may be eligible for preferential tax rates on any qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Taxation of Holders of Our Common Stock

        The following summary describes certain of the U.S. federal income tax considerations of owning and disposing of our common stock, which a holder of units may acquire upon an exchange. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge holders to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our common stock, including any reporting requirements.

Taxable U.S. Stockholders Generally

        If you are a "U.S. holder," as defined below, this section or the section entitled "Tax-Exempt Stockholders" applies to you. Otherwise, the section entitled "non-U.S. Stockholders," applies to you.

  Definition of U.S. Holder

        A "U.S. holder" is a beneficial holder of our common stock who is:

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  an individual citizen or resident of the United States;

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  a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A "non-U.S. holder" is a beneficial holder of shares of our common stock who is not a U.S. holder.

  Distributions Generally

        Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable U.S. holders as ordinary income when received, except as described below. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate taxpayers. However, under the TCJA, for taxable years beginning after December 31, 2017 and before January 1, 2026, stockholders that are individuals, trusts, or estates are generally entitled to deduct up to 20% of certain qualified business income, including "qualified REIT dividends" (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

        To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a return of capital to a U.S. holder which will not be subject to tax. This treatment will reduce the U.S. holder's adjusted tax basis in its shares of our stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

        Certain dividends partially paid in our common stock and partially paid in cash that comply with IRS guidance, will be taxable to recipient U.S. holders to the same extent as if paid in cash. See "Taxation of the Company—Annual Distribution Requirements" above.

  Capital Gain Dividends

        Dividends that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. holders at preferential rates applicable to capital gains. See "—Tax Rates" below. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we are required by the terms of our corporate charter to allocate a portion of the total capital gain dividends paid to holders of all classes of our stock for the year to the holders of our preferred stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid to the holders of such stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

  Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

  •
  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by it;

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  increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

  Dispositions of Our Stock

        If a U.S. holder sells or disposes of shares of our common stock to a person other than us, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. holder has held the stock for more than one year at the time of such sale or disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the U.S. holder received distributions from us that were required to be treated as long-term capital gains.

  Redemption of Our Stock

        A redemption of shares of our common stock will be treated under the Internal Revenue Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it:

  •
  is "substantially disproportionate" with respect to the U.S. holder;

  •
  results in a "complete termination" of the U.S. holder's stock interest in the Company; or

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  is "not essentially equivalent to a dividend" with respect to the U.S. holder;

  •
  all within the meaning of Section 302(b) of the Internal Revenue Code.

        In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares of capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time of the redemption, U.S. holders are advised to consult their tax advisors to determine the appropriate tax treatment.

        If a redemption of shares of our common stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder's adjusted basis in the redeemed shares for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        If a redemption of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under "—Dispositions of Our Stock."

  Tax Rates

        The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," is currently 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate); (2) "qualified dividend income" is currently 20%; and (3) ordinary income is currently 37%. Non-corporate taxpayers may also be subject to certain Medicare tax on investment income, as described below. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as "capital gain dividends." However, as described above under "—Distributions Generally," stockholders that are individuals, trusts, or estates may currently deduct up to 20% of "qualified REIT dividends" received, subject to certain limitations.

  Tax-Exempt Stockholders

        Dividend income from us and gain arising upon a sale of shares of our common stock generally should not be unrelated business taxable income ("UBTI") to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, if a tax-exempt holder holds its shares as "debt-financed property" within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt holder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

        For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Non-U.S. Stockholders

        The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our common stock by non-U.S. holders.

  Distributions Generally

        Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of U.S. real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business (and, in the case of certain income tax treaties, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.) will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder's adjusted basis in our common stock, but rather will reduce the non-U.S. holder's adjusted basis of such stock. To the extent that these distributions exceed a non-U.S. holder's adjusted basis in our common stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

        For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of U.S. real property interests described below, we expect to withhold U.S. income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

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  a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

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  the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.).

        However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

  Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

        Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

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  the investment in our common stock is treated as effectively connected with the non-U.S. holder's U.S. trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

  •
  the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Pursuant to FIRPTA, distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of U.S. real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals (although, under the TCJA, the corporate alternative minimum tax has been repealed for taxable years beginning after December 31, 2017). We will also be required to withhold and to remit to the IRS 21% of any distribution to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 21% of a distribution to the non-U.S. holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder's U.S. federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the U.S. is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions.

  Retention of Net Capital Gains

        Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the common stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. holder's proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability.

  Sale of Our Stock

        Gain recognized by a non-U.S. holder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation under FIRPTA unless such stock constitutes a U.S. real property interest within the meaning of FIRPTA. Our common stock will not constitute a U.S. real property interest so long as we are a domestically-controlled qualified investment entity. As discussed above, a domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a "domestically-controlled qualified investment entity." Even if we have been a "domestically-controlled qualified investment entity," because our capital stock is publicly traded, no assurance can be given that we will continue to be a "domestically-controlled qualified investment entity."

        Even if we do not qualify as a "domestically-controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges our stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a "U.S. real property interest" if:

  (1)
  our stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

  (2)
  such non-U.S. holder owned, actually and constructively, 10% or less of our stock throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of our common stock were subject to U.S. taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if our stock is not then traded on an established securities market, the purchaser of the stock would be required to withhold and remit to the IRS 15% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our stock exceed the holder's substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder's U.S. federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our stock may not satisfy a non-U.S. holder's entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability. In general, even if we are a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the 10% exception applicable to "regularly traded" stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of U.S. real property interest if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire other shares of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (1).

        Gain from the sale or exchange of our common stock not otherwise subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (1) if the non-U.S. holder's investment in our stock is treated as effectively connected with the non-U.S. holder's U.S. trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.), such non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain; and (2) ifthe non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., such non-U.S. holder will be subject to a 30% tax on such non-U.S. holder's capital gain. Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our common stock.

  Estate Tax

        If our common stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Other Tax Considerations

State, Local and Foreign Taxes

        We may be required to pay tax in various state, local or foreign jurisdictions, including those in which we transact business, and holders of our common stock may be required to pay tax in various state, local or foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. For example, certain states apply a built-in gains tax to the sale of assets acquired from a C corporation in a Carry-Over Basis Transaction, described above, during the ten-year period following such asset acquisition. In addition, a holder's state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock.

Legislative or Other Actions Affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations.

        The effect of the significant changes made by the TCJA is highly uncertain, and administrative guidance, technical corrections, and amendments will be required in order to fully evaluate the effect of many provisions. We cannot predict the long-term effect of the TCJA or any future law changes on REITs or their stockholders. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

Medicare 3.8% Tax on Investment Income

        Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including (i) capital gains from the sale or other disposition of our common stock and (ii) gain from the redemption of units for cash or the exchange of units for shares of our common stock. U.S. holders of our common stock should consult their tax advisors regarding the possible applicability of this additional tax in their particular circumstances.

Foreign Account Tax Compliance Act

        Under the Foreign Account Tax Compliance Act ("FATCA"), withholding at a rate of 30% will generally be required on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the U.S. Department of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the U.S. and an applicable foreign country. Accordingly, the entity through which our stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of shares of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to investors in respect of any amounts withheld. Non-U.S. investors are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

PLAN OF DISTRIBUTION

        This prospectus supplement relates to the possible issuance by us of up to 537,213 shares of our common stock if, and to the extent that, the holders of units representing non-managing membership interests in HCPI/Utah II, LLC tender such units for redemption and we elect, in our discretion, to satisfy our redemption obligation by issuing shares of our common stock in exchange for such tendered units. Registration of the issuance of such shares does not necessarily mean that any of the holders of units representing non-managing membership interests in HCPI/Utah II, LLC will exercise their redemption rights with respect to the units or that we will issue any shares of our common stock to satisfy such redemption obligation. Upon the tender of any units for redemption, we may elect to pay cash for some or all of such units rather than issue shares of our common stock in exchange for such units.

        We will not receive any cash proceeds from the issuance of the shares of our common stock pursuant to this prospectus supplement to the holders of units tendered for redemption, but we will acquire units representing non-managing membership interests in HCPI/Utah II, LLC in exchange for shares of our common stock issued to a holder of units upon redemption of its units.

        We have agreed to pay the following expenses for the registration of the shares:

  •
  all registration and filing fees;

  •
  fees and expenses of compliance with securities or blue sky laws (including the reasonable fees and expenses of counsel to the Company);

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  printing and distribution expenses;

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  internal expenses;

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  fees and expenses incurred in connection with the listing of the shares on each securities exchange on which our common stock is then listed; and

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  fees and expenses of our legal counsel, independent public accountants and other experts we retain in connection with the registration.

VALIDITY OF COMMON STOCK

        The validity of the shares of our common stock offered hereby has been passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York represents HCP in respect of the transactions contemplated by this prospectus supplement.

PROSPECTUS

Health Care Property Investors, Inc.

554,890 Shares

Common Stock

        This prospectus relates to the possible issuance of up to 554,890 shares of common stock of Health Care Property Investors, Inc., a Maryland corporation, from time to time, to the holders of non-managing member units in HCPI/Utah II, LLC and the possible resale of shares of our common stock by these holders.

        We will not receive any proceeds from the issuance of the shares of our common stock to the selling holders except that we will acquire membership units of HCPI/Utah II, LLC currently held by the selling holders tendered in exchange for shares of our common stock.

        Our shares of common stock are traded on the New York Stock Exchange under the symbol "HCP." On January 26, 2005, the last reported sales price of our common stock on the New York Stock Exchange was $25.83 per share.

        You should consider the risks discussed in "Risk Factors" beginning on page 1 of this prospectus before you invest in our common stock.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 1, 2005

Health Care Property Investors, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
(562) 733-5100

        All references in this prospectus to "HCP" "we," "us" or "our" mean Health Care Property Investors, Inc., its majority-owned subsidiaries and other entities controlled by Health Care Property Investors, Inc. except where it is clear from the context that the term means only the issuer, Health Care Property Investors, Inc.

i

RISK FACTORS

        Below are the risks that we believe are material to investors who purchase or own our common stock. In addition to other information contained or incorporated by reference in this prospectus, you should carefully consider the following factors before acquiring the common stock offered by this prospectus.

Risks Related to Our Operators

If our tenants and mortgagors are unable to operate our properties in a manner sufficient to generate income, they may be unable to make rent and loan payments to us.

        The health care industry is highly competitive and we expect that it may become more competitive in the future. Our tenants and mortgagors are subject to competition from other health care providers that provide similar health care services, which competition has been intensified due to overbuilding in some segments in which we operate causing a slow-down in the fill-rate of newly constructed buildings and a reduction in the monthly rate many newly built and previously existing facilities were able to obtain for their services. The profitability of health care facilities depends upon several factors, including the number of physicians using the health care facilities or referring patients there, competitive systems of health care delivery and the size and composition of the population in the surrounding area. Private, federal and state payment programs and the effect of other laws and regulations may also have a significant influence on the revenues and income of the properties. If our tenants and mortgagors are not competitive with other health care providers and are unable to generate income, they may be unable to make rent and loan payments to us.

The bankruptcy, insolvency or financial deterioration of our facility operators could significantly delay our ability to collect unpaid rents or require us to find new operators.

        Our financial position and our ability to make distributions to our stockholders may be adversely affected by financial difficulties experienced by any of our major operators, including bankruptcy, insolvency or a general downturn in the business, or in the event any of our major operators do not renew or extend their relationship with us as their lease terms expire.

        We are exposed to the risk that our operators may not be able to meet their obligations, which may result in their bankruptcy or insolvency. Although our leases and loans provide us the right to terminate an investment, evict an operator, demand immediate repayment and other remedies, the bankruptcy laws afford certain rights to a party that has filed for bankruptcy or reorganization. An operator in bankruptcy may be able to restrict our ability to collect unpaid rents or interest during the bankruptcy proceeding.

Tenet Healthcare Corporation accounts for a significant percentage of our revenues less operating expenses and is currently experiencing significant legal, financial and regulatory difficulties.

        During the nine months ended September 30, 2004, Tenet Healthcare Corporation accounted for approximately 13.3% of our revenues less operating expenses. According to public disclosures, Tenet is experiencing significant legal, financial and regulatory difficulties. We cannot predict with certainty the impact, if any, of the outcome of these uncertainties on our consolidated financial statements. The failure or inability of Tenet to pay its obligations could materially reduce our revenues, net income and cash flows and could have a material adverse effect on the value of our common stock.

Our operators are faced with increased litigation and rising insurance costs that may affect their ability to pay their lease or mortgage payments.

        In some states, advocacy groups have been created to monitor the quality of care at health care facilities, and these groups have brought litigation against operators. Also, in several instances, private litigation by patients has succeeded in winning very large damage awards for alleged abuses. The effect of this litigation and potential litigation has been to materially increase the costs of monitoring and reporting quality of care compliance incurred by our tenants. In addition, the cost of liability and medical malpractice insurance has increased and may continue to increase so long as the present litigation environment affecting the operations of health care facilities continues. Continued cost increases could cause our tenants to be unable to pay their lease or mortgage payments, potentially decreasing our revenue and increasing our collection and litigation costs. Moreover, to the extent we are required to take back the affected facilities, our revenue from those facilities could be reduced or eliminated for an extended period of time.

Risks Related to Real Estate Investment and Our Structure

We rely on external sources of capital to fund future capital needs, and if our access to such capital is difficult or on commercially unreasonable terms, we may not be able to meet maturing commitments or make future investments necessary to grow our business.

        In order to qualify as a REIT under the Internal Revenue Code, we are required, among other things, each year to distribute to our stockholders at least 90% of our REIT taxable income, and we will be subject to tax to the extent we distribute to our stockholders, each year, less than 100% of our REIT taxable income. Because of these distribution requirements, we may not be able to fund all future capital needs, including capital needs in connection with acquisitions, from cash retained from operations. As a result, we rely on external sources of capital. If we are unable to obtain needed capital at all or only on unfavorable terms from these sources, we might not be able to make the investments needed to grow our business, or to meet our obligations and commitments as they mature, which could negatively affect the ratings of our debt and even, in extreme circumstances, affect our ability to continue operations. Our access to capital depends upon a number of factors over which we have little or no control, including general market conditions and the market's perception of our growth potential and our current and potential future earnings and cash distributions and the market price of the shares of our capital stock.

If we are unable to purchase suitable health care facilities at a favorable cost, we will be unable to continue to grow.

        The acquisition and financing of health care facilities at favorable costs is highly competitive. If we cannot identify and purchase a sufficient quantity of health care facilities at favorable prices, or if we are unable to finance such acquisitions on commercially favorable terms, our business will suffer.

Unforeseen costs associated with the acquisition of new properties could reduce our profitability.

        Our business strategy contemplates future acquisitions. The acquisitions we make may not prove to be successful. We might encounter unanticipated difficulties and expenditures relating to any acquired properties, including contingent liabilities. We might never realize the anticipated benefits of an acquisition, which could adversely affect our profitability.

Since real estate investments are illiquid, we may not be able to sell properties when we desire.

        Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to vacancies or economic conditions. This inability to respond to changes in the performance of our investments could adversely affect our ability to service debt and make distributions to our stockholders. In addition, there are limitations under the federal income tax laws applicable to REITs that may limit our ability to recognize the full economic benefit from a sale of our assets.

Transfers of health care facilities generally require regulatory approvals and alternative uses of health care facilities are limited.

        Because transfers of health care facilities may be subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate, there may be delays in transferring operations of our facilities to successor tenants or we may be prohibited from transferring operations to a successor tenant. In addition, substantially all of our properties are health care facilities that may not be easily adapted to non-health care related uses. If we are unable to transfer properties at times opportune to us, our revenue and operations may suffer.

Some potential losses may not be covered by insurance.

        We generally require our tenants and mortgagors to secure and maintain comprehensive liability and property insurance that covers us, as well as the tenants or mortgagors, on all of our properties. Some types of losses, however, either may be uninsurable or too expensive to insure against. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. In such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. We cannot assure you that material losses in excess of insurance proceeds will not occur in the future.

Loss of our tax status as a REIT would have significant adverse consequences to us.

        We currently operate and have operated commencing with our taxable year ended December 31, 1985 in a manner that is intended to allow us to qualify as a REIT for federal income tax purposes under the Internal Revenue Code, as amended.

        Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. For example, in order to qualify as a REIT, at least 95% of our gross income in any year must be derived from qualifying sources, and we must satisfy a number of requirements regarding the composition of our assets. Also, we must make distributions to stockholders aggregating annually at least 90% of our REIT taxable income, excluding capital gains. In addition, new legislation, regulations, administrative interpretations or court decisions may adversely affect our investors or our ability to qualify as a REIT for tax purposes. Although we believe that we have been organized and have operated in such manner, we can give no assurance that we have qualified or will continue to qualify as a REIT for tax purposes.

        If we lose our REIT status, we will face serious tax consequences that will substantially reduce the funds available to make payments of principal and interest on the debt securities we issue and to make distributions to our stockholders. If we fail to qualify as a REIT:

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  we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates;

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  we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

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  unless we are entitled to relief under statutory provisions, we could not elect to be subject to tax as a REIT for four taxable years following the year during which we were disqualified.

        In addition, if we fail to qualify as a REIT, all distributions to stockholders would be subject to tax as regular corporate dividends to the extent of our current and accumulated earnings and profits and we would not be required to make distributions to stockholders.

        As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and could adversely affect the value of our common stock.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed at the SEC's public reference rooms. You may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may inspect information that we file with The New York Stock Exchange at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. The information that we incorporate by reference is considered a part of this prospectus and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended:

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

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  our Proxy Statement filed on April 2, 2004; and

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  the description of our common stock contained in our registration statement on Form 10 dated May 7, 1985 (File No. 1-8895), including the amendments dated May 20, 1985 and May 23, 1985, and any other amendment or report filed for the purpose of updating such description, including the description of amendments to our charter contained in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and June 30, 2004.

        We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we stop offering the securities described in this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. Stockholders may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

Talya Nevo-Hacohen
Senior Vice President—Strategic Development and Treasurer
Health Care Property Investors, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
(562) 733-5100
investorrelations@hcpi.com

 CAUTIONARY LANGUAGE REGARDING FORWARD LOOKING STATEMENTS

        Statements in this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement that are not historical factual statements are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this section for purposes of complying with these safe harbor provisions. The statements include, among other things, statements regarding the intent, belief or expectations of us and our officers and can be identified by the use of terminology such as "may," "will," "expect," "believe," "intend," "plan," "estimate," "should" and other comparable terms or the negative thereof. In addition, we, through our senior management, from time to time make forward looking oral and written public statements concerning our expected future operations and other developments. You are cautioned that, while forward looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Actual results may differ materially from the expectations contained in the forward looking statements as a result of various factors. In addition to the factors set forth in this prospectus and in our annual report on Form 10-K for the fiscal year ended December 31, 2003, you should consider the following:

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  Legislative, regulatory, or other changes in the health care industry at the local, state or federal level which increase the costs of or otherwise affect the operations of our lessees or mortgagors;

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  Changes in the reimbursement available to our lessees and mortgagors by governmental or private payors, including changes in Medicare and Medicaid payment levels and the availability and cost of third party insurance coverage;

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  Competition for tenants and mortgagors, including with respect to new leases and mortgages and the renewal or rollover of existing leases;

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  Availability of suitable health care facilities to acquire at a favorable cost of capital and the competition for such acquisition and financing of health care facilities;

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  The ability of our lessees and mortgagors to operate our properties in a manner sufficient to maintain or increase revenues and to generate sufficient income to make rent and loan payments;

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  The financial weakness of operators in the long-term care and assisted living sectors, including the bankruptcies of certain of our tenants, which results in uncertainties in our ability to continue to realize the full benefit of such operators' leases;

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  Changes in national or regional economic conditions, including changes in interest rates and the availability and cost of capital;

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  The risk that we will not be able to sell or lease facilities that are currently vacant;

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  The potential costs of SB 1953 (seismic safety) compliance with respect to our hospital in Tarzana, California;

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  The financial, legal and regulatory difficulties of two of our significant operators, Tenet and HealthSouth Corporation; and

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  The potential impact of existing and future litigation matters.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward looking events discussed in this prospectus or discussed in or incorporated by reference in this prospectus may not occur.

 THE COMPANY

        We were organized in 1985 to qualify as a real estate investment trust, or a REIT. We invest directly or through joint ventures in health care related real estate located throughout the United States. We commenced business 19 years ago, making us the second oldest REIT specializing in health care real estate. Since 1986, the debt rating agencies have rated our debt investment grade. As of August 27, 2004, Moody's Investors Service, Standard & Poor's and Fitch rated our senior debt at Baa2, BBB+ and BBB+, respectively. The market value of our common stock was approximately $3.4 billion as of January 26, 2005.

        As of September 30, 2004, our gross investment in our properties, including investments through joint ventures and mortgage loans, was approximately $3.5 billion. As of September 30, 2004, our portfolio of 536 properties in 43 states consisted of:

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  29 hospitals;

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  179 long-term care facilities;

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  124 assisted living and continuing care retirement communities;

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  180 medical office buildings; and

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  24 other health care facilities.

        Our principal offices are located at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, and our telephone number is (562) 733-5100.

 USE OF PROCEEDS

        We are filing the registration statement of which this prospectus is a part pursuant to our contractual obligations to the holders named in the section entitled "Selling Holders." We will acquire non-managing member interests in HCPI/Utah II, LLC in exchange for any shares of common stock that we may issue to the selling holders pursuant to this prospectus. We will not receive any proceeds from the issuance of shares of common stock to the selling holders or the resale of the shares by the selling holders other than the non-managing member interests of HCPI/Utah II, LLC. However, we will pay registration expenses which we estimate to be approximately $60,000.

 DESCRIPTION OF CAPITAL STOCK

GENERAL

        Our authorized capital stock consists of 750,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. All share numbers set forth in this prospectus have been adjusted as appropriate to reflect the 2-for-1 stock split we effected with respect to our common stock on March 2, 2004. The following description is qualified in all respects by reference to our charter and to our bylaws, as amended and restated, copies of which were filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

DESCRIPTION OF COMMON STOCK

        As of January 21, 2005, there were 133,661,345 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock, when and as authorized by our board and declared by HCP, and in net assets available for distribution to holders of common stock on our liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of HCP common stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Our charter contains restrictions on the ownership and transfer of our common stock. See "Transfer Restrictions, Redemption and Business Combination Provisions."

        All issued and outstanding shares of common stock are, and the common stock offered under this prospectus will be upon issuance, validly issued, fully paid and nonassessable. Holders of our common stock do not have preference, conversion, exchange or preemptive rights. Our common stock is listed on the New York Stock Exchange under the symbol "HCP."

        The transfer agent and registrar of our common stock is The Bank of New York.

DESCRIPTION OF PREFERRED STOCK

        Under our charter, our board is authorized without further stockholder action to establish and issue, from time to time, up to 50,000,000 shares of preferred stock of HCP, in one or more series, with such designations, preferences, powers and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as shall be stated in the resolution providing for the issue of a series of such stock, adopted, at any time or from time to time, by our board. As of January 21, 2005, HCP had outstanding 4,000,000 shares of 7.25% Series E Cumulative Redeemable Preferred Stock and 7,820,000 shares of 7.1% Series F Cumulative Redeemable Preferred Stock. The material terms of our series E preferred stock and series F preferred stock are described below.

Series E Preferred Stock

        Voting Rights.    Holders of the series E preferred stock generally do not have any voting rights, except in limited circumstances.

        The consent of the holders of series E preferred stock is not required for the taking of any corporate action, including any merger or consolidation involving HCP or a sale of all or substantially all of the assets of HCP, regardless of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the series E preferred stock, except as expressly set forth in the provisions of our charter which relate to the series E preferred stock.

        Rank.    With respect to dividend rights and rights upon liquidation, dissolution or winding up of HCP, the series E preferred stock ranks:

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  senior to the common stock of HCP, and to all equity securities issued by HCP ranking junior to the series E preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP;

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  on a parity with all equity securities issued by HCP the terms of which specifically provide that such equity securities rank on a parity with the series E preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP; and

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  junior to all equity securities issued by HCP the terms of which specifically provide that such equity securities rank senior to the series E preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP. See "—Voting Rights" above.

        The term "equity securities" does not include convertible debt securities, which rank senior to the series E preferred stock prior to conversion.

        Dividends.    Holders of shares of the series E preferred stock are entitled to receive, when, as, and if declared by our board out of funds of HCP legally available for the payment of dividends, cumulative preferential annual cash dividends at the rate of 7.25% of the liquidation preference (equivalent to $1.8125 per annum per share).

        Dividends on the series E preferred stock are cumulative from the date of original issue and are payable quarterly in arrears on or about the last day of each March, June, September and December or, if not a business day, the next succeeding business day.

        No dividends may be declared by our board or paid or set apart for payment on the series E preferred stock if the terms of any agreement of HCP, including any agreement relating to its indebtedness, prohibits such a declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends may be declared by our board or paid or set apart for payment if such declaration or payment is restricted or prohibited by law.

        Dividends on the series E preferred stock accrue, however, whether or not HCP has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the series E preferred stock do not bear interest and holders of the series E preferred stock are not entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the series E preferred stock is first credited against the earliest accrued but unpaid dividend due that remains payable.

        No full dividends may be declared or paid or set apart for payment on any class or series of preferred stock ranking, as to dividends, on a parity with or junior to the series E preferred stock, other than a dividend in shares of any class of stock ranking junior to the series E preferred stock as to dividends and upon liquidation, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set apart for such payment on the series E preferred stock for all past dividend periods and the then current dividend period. When dividends are not paid in full, or full payment is not so set apart, upon the series E preferred stock and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the series E preferred stock, including the series F preferred stock, all dividends declared upon the series E preferred stock and any other class or series of preferred stock ranking on a parity as to dividends with the series E preferred stock are declared pro rata so that the amount of dividends declared per share of series E preferred stock and such other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the series E preferred stock and such other class or series of preferred stock, which cannot include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, bear to each other.

        Except as provided in the preceding paragraph, unless full cumulative dividends on the series E preferred stock have been or contemporaneously are declared and paid or declared and set apart for payment for all past dividend periods and the then current dividend period, then, other than the payment of dividends in shares of our common stock or other shares of capital stock ranking junior to the series E preferred stock as to dividends and upon liquidation:

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  no dividends may be declared or paid or set aside for payment upon our common stock, or any other capital stock of HCP ranking junior to or on a parity with the series E preferred stock as to dividends or upon liquidation;

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  no other distribution may be declared or made upon our common stock, or any other capital stock of HCP ranking junior to or on a parity with the series E preferred stock as to dividends or upon liquidation;

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  no shares of our common stock, or any other shares of capital stock of HCP ranking junior to or on a parity with the series E preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration by HCP, except by conversion into or exchange for other capital stock of HCP ranking junior to the series E preferred stock as to dividends and upon liquidation or for the purpose of preserving HCP's qualification as a REIT, or pursuant to comparable provisions in our charter with respect to other classes or series of capital stock of HCP. See "Restrictions on Ownership and Transfer Relating to Preferred Stock."

        Liquidation Preferences.    Upon any liquidation, dissolution or winding up of the affairs of HCP, the holders of series E preferred stock are entitled to be paid out of the assets of HCP legally available for distribution to its stockholders a liquidation preference of $25 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of capital stock of HCP that ranks junior to the series E preferred stock as to liquidation rights.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of HCP or otherwise is permitted under the Maryland General Corporation Law, no effect is given to amounts that would be needed if HCP would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of HCP whose preferential rights upon distribution are superior to those receiving the distribution.

        Maturity; Redemption.    The series E preferred stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and is not convertible into any other securities of HCP. The series E preferred stock is not redeemable prior to September 15, 2008. HCP is entitled, however, to purchase shares of the series E preferred stock in order to preserve its status as a REIT for federal or state income tax purposes at any time. Following September 15, 2008, HCP may, at its option, redeem the series E preferred stock, in whole or in part, at any time or from time to time, at $25 per share (currently $100,000,000 in the aggregate), plus accrued and unpaid dividends.

        Restrictions on Ownership and Transfer.    See "Restrictions on Ownership and Transfer Relating to Preferred Stock."

Series F Preferred Stock

        Voting Rights.    Holders of the series F preferred stock generally do not have any voting rights, except in limited circumstances.

        The consent of the holders of series F preferred stock is not required for the taking of any corporate action, including any merger or consolidation involving HCP or a sale of all or substantially all of the assets of HCP, regardless of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the series F preferred stock, except as expressly set forth in the provisions of our charter which relate to the series F preferred stock.

        Rank.    With respect to dividend rights and rights upon liquidation, dissolution or winding up of HCP, the series F preferred stock ranks:

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  senior to the common stock of HCP, and to all equity securities issued by HCP ranking junior to the series F preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP;

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  on a parity with the series E preferred stock and all other equity securities issued by HCP the terms of which specifically provide that such equity securities rank on a parity with the series F preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP; and

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  junior to all equity securities issued by HCP the terms of which specifically provide that such equity securities rank senior to the series F preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP. See "—Voting Rights" above.

        The term "equity securities" does not include convertible debt securities, which rank senior to the series F preferred stock prior to conversion.

        Dividends.    Holders of shares of the series F preferred stock are entitled to receive, when, as, and if declared by our board out of funds of HCP legally available for the payment of dividends, cumulative preferential annual cash dividends at the rate of 7.10% of the liquidation preference (equivalent to $1.775 per annum per share).

        Dividends on the series F preferred stock are cumulative from the date of original issue and are payable quarterly in arrears on or about the last day of each March, June, September and December or, if not a business day, the next succeeding business day.

        No dividends may be declared by our board or paid or set apart for payment on the series F preferred stock if the terms of any agreement of HCP, including any agreement relating to its indebtedness, prohibits such a declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends may be declared by our board or paid or set apart for payment if such declaration or payment is restricted or prohibited by law.

        Dividends on the series F preferred stock accrue, however, whether or not HCP has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the series F preferred stock do not bear interest and holders of the series F preferred stock are not entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the series F preferred stock is first credited against the earliest accrued but unpaid dividend due that remains payable.

        No full dividends may be declared or paid or set apart for payment on any class or series of preferred stock ranking, as to dividends, on a parity with or junior to the series F preferred stock, other than a dividend in shares of any class of stock ranking junior to the series F preferred stock as to dividends and upon liquidation, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set apart for such payment on the series F preferred stock for all past dividend periods and the then current dividend period. When dividends are not paid in full, or full payment is not so set apart, upon the series F preferred stock and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the series F preferred stock, including the series E preferred stock, all dividends declared upon the series F preferred stock and any other class or series of preferred stock ranking on a parity as to dividends with the series F preferred stock are declared pro rata so that the amount of dividends declared per share of series F preferred stock and such other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the series F preferred stock and such other class or series of preferred stock, which cannot include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, bear to each other.

        Except as provided in the preceding paragraph, unless full cumulative dividends on the series F preferred stock have been or contemporaneously are declared and paid or declared and set apart for payment for all past dividend periods and the then current dividend period, then, other than the payment of dividends in shares of our common stock or other shares of capital stock ranking junior to the series F preferred stock as to dividends and upon liquidation:

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  no dividends may be declared or paid or set aside for payment upon our common stock, or any other capital stock of HCP ranking junior to or on a parity with the series F preferred stock as to dividends or upon liquidation;

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  no other distribution may be declared or made upon our common stock, or any other capital stock of HCP ranking junior to or on a parity with the series F preferred stock as to dividends or upon liquidation;

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  no shares of our common stock, or any other shares of capital stock of HCP ranking junior to or on a parity with the series F preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration by HCP, except by conversion into or exchange for other capital stock of HCP ranking junior to the series F preferred stock as to dividends and upon liquidation or for the purpose of preserving HCP's qualification as a REIT, or pursuant to comparable provisions in our charter with respect to other classes or series of capital stock of HCP. See "Restrictions on Ownership and Transfer Relating to Preferred Stock."

        Liquidation Preferences.    Upon any liquidation, dissolution or winding up of the affairs of HCP, the holders of series F preferred stock are entitled to be paid out of the assets of HCP legally available for distribution to its stockholders a liquidation preference of $25 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of capital stock of HCP that ranks junior to the series F preferred stock as to liquidation rights.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of HCP or otherwise is permitted under the Maryland General Corporation Law, no effect is given to amounts that would be needed if HCP would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of HCP whose preferential rights upon distribution are superior to those receiving the distribution.

        Maturity; Redemption.    The series F preferred stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and is not convertible into any other securities of HCP. The series F preferred stock is not redeemable prior to December 3, 2008. HCP is entitled, however, to purchase shares of the series F preferred stock in order to preserve its status as a REIT for federal or state income tax purposes at any time. Following December 3, 2008, HCP may, at its option, redeem the series F preferred stock, in whole or in part, at any time or from time to time, at $25 per share (currently $195,500,000 in the aggregate), plus accrued and unpaid dividends.

        Restrictions on Ownership and Transfer.    See "Restrictions on Ownership and Transfer Relating to Preferred Stock."

TRANSFER RESTRICTIONS, REDEMPTION AND BUSINESS COMBINATION PROVISIONS

        Among other requirements, in order for us to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year. In addition, if we, or an owner of 10% or more of our capital stock, actually or constructively owns 10% or more of one of our tenants (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through the partnership or limited liability company) from the tenant will not be qualifying income for purposes of the gross income tests for REITs contained in the Internal Revenue Code. A REIT's stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

        Our charter contains restrictions on the ownership and transfer of our common stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number of shares or value, whichever is more restrictive) of the outstanding shares of common stock. We refer to the limits described in this paragraph as the "ownership limits."

        The constructive ownership rules under the Internal Revenue Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby subject the common stock to the applicable ownership limit.

        Our board of directors may, but in no event will be required to, waive the ownership limit with respect to a particular stockholder if it:

  •
  determines that such ownership will not jeopardize our status as a REIT; and

  •
  our board of directors otherwise decides such action would be in our best interest.

        As a condition of such waiver, the board of directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status.

        These charter provisions further prohibit:

  •
  any person from beneficially or constructively owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

  •
  any person from transferring shares of our common stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of common stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

        Pursuant to our charter, if any purported transfer of common stock or any other event would otherwise result in any person violating the ownership limits or such other limit as permitted by our board of directors, then any such purported transfer will be void and of no force or effect as to that number of shares in excess of the applicable ownership limit. The shares proposed to be transferred will be deemed to have been transferred to, and held by, a trustee of a trust for the exclusive benefit of a charitable organization selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust.

        The trustee shall sell the shares to us or to another person designated by the trustee whose ownership of the shares will not violate the ownership limit.

        The trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust:

  •
  sell the excess shares to a person or entity who could own the shares without violating the ownership limits or as otherwise permitted by our board of directors, and

  •
  distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of (1) the price paid by the prohibited transferee or owner for the excess shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the New York Stock Exchange on the trading day immediately preceding the relevant date) and (2) the sales proceeds received by the trustee for the excess shares.

        The trustee shall be designated by us and shall be unaffiliated with us and any prohibited transferee or owner. Prior to the sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee's sole discretion,

  •
  to rescind as void any vote cast by a prohibited transferee or owner, as applicable, prior to our discovery that the shares have been transferred to the trust; and

  •
  to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote. Any dividend or other distribution paid to the prohibited transferee or owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by the board of directors, then our charter provides that the transfer of the excess shares will be void.

        All certificates representing shares of our common stock bear a legend referring to the restrictions described above.

        In addition, if our board of directors shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.9% of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, it shall have the power:

  •
  by lot or other means deemed equitable by it to call for the purchase from any stockholder of a number of voting shares sufficient, in the opinion of our board of directors, to maintain or bring the direct or indirect ownership of voting shares of capital stock of the beneficial owner to a level of no more than 9.9% of our outstanding voting shares; and

  •
  to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the board of directors, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of our capital stock.

        If our board of directors fails to grant an exemption from this 9.9% ownership limitation, then the transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio and the intended transferee shall be deemed never to have had an interest in the transferred securities. The purchase price for any voting shares of capital stock so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which we send notices of such acquisitions, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the board of directors in accordance with the provisions of applicable law. From and after the date fixed for purchase by the board of directors, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.

        Our charter requires that, except in certain circumstances, business combinations between us and a beneficial holder of 10% or more of our outstanding voting stock, or a related person, must be approved by the affirmative vote of at least 90% of our outstanding voting shares.

        A business combination is defined in our charter as:

  •
  our merger or consolidation with or into a related person;

  •
  any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any substantial part (as defined below) of our assets (including, without limitation, any voting securities of a subsidiary) to a related person;

  •
  any merger or consolidation of a related person with or into us;

  •
  any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to us;

  •
  the issuance of any of our securities (other than by way of pro rata distribution to all stockholders) to a related person; and

  •
  any agreement, contract or other arrangement providing for any of the transactions described in the definition of business combination.

        The term "substantial part" means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.

        In addition to the restrictions on business combinations contained in our charter, Maryland law also contains restrictions on business combinations. See "Provisions of Maryland Law and HCP's Charter and Bylaws—Business Combinations."

        The foregoing provisions of our charter and certain other matters may not be amended without the affirmative vote of at least two-thirds of our outstanding voting shares.

        Certain provisions of Maryland law, our charter and our bylaws, including the foregoing provisions, may have the effect of discouraging unilateral tender offers or other takeover proposals which certain stockholders might deem to be in their interests or in which they might receive a substantial premium. See "Provisions of Maryland Law and HCP's Charter and Bylaws." Our board of directors' authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See "Description of Preferred Stock." The foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. However, our board of directors believes that inclusion of the business combination provisions in our charter may help assure fair treatment of stockholders and preserve our assets.

RESTRICTIONS ON OWNERSHIP AND TRANSFER RELATING TO PREFERRED STOCK

        Our charter contains restrictions on the ownership and transfer of preferred stock which are intended to assist HCP in complying with the requirements to maintain its status as a REIT. Subject to limited exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value, whichever is more restrictive) of the outstanding shares of series E preferred stock or series F preferred stock. Our board of directors may, but in no event is required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize HCP's status as a REIT and our board of directors otherwise decides such action would be in the best interest of HCP. The mechanics for the ownership limits on our preferred stock are similar to the mechanics related to our common stock, as described in "Transfer Restrictions, Redemption and Business Combination Provisions" above.

RELATIONSHIP OF THE PARTIES

        On August 17, 2001, we formed HCPI/Utah II, LLC and acquired the sole managing member interest in HCPI/Utah II, LLC. On August 17, 2001, we caused HCPI/Utah II, LLC to issue 942,670 managing member units to us in exchange for a capital contribution of approximately $33 million. Also in connection with our contribution, partnerships and limited liability companies affiliated with The Boyer Company, L.C., a Utah limited liability company, made a capital contribution to HCPI/Utah II, LLC of real property and improvements with an equity value net of assumed debt of approximately $26 million in exchange for an aggregate of 738,923 non-managing member units in HCPI/Utah II, LLC. On August 17, 2002, these 738,923 non-managing member units became exchangeable for our common stock or, at our option, for cash. On August 30, 2002, we filed a registration statement on Form S-3 relating to the common stock issuable upon the exchange of the 738,923 non-managing member units issued to the partnerships and limited liability companies mentioned above, and this registration statement does not relate to such shares.

        On October 30, 2001, Boyer Stansbury II, L.C., a Utah limited liability company affiliated with The Boyer Company, L.C., made a capital contribution to HCPI/Stansbury, LLC, a Delaware limited liability company and subsidiary of HCPI/Utah II, LLC, in exchange for a membership interest in HCPI/Stansbury, LLC. Immediately upon receipt of such interest, Boyer Stansbury II, L.C. contributed its interest in HCPI/Stansbury, LLC, with an equity value net of assumed debt of $1.2 million, to HCPI/Utah II, LLC in exchange for 33,969 non-managing member units.

        Also on October 30, 2001, Boyer-Alta View Associates, Ltd., a Utah limited partnership affiliated with The Boyer Company, L.C., made a capital contribution to HCPI/Wesley, LLC, a Delaware limited liability company and subsidiary of HCPI/Utah II, LLC, in exchange for a membership interest in HCPI/Wesley, LLC. Immediately upon receipt of such interest, Boyer-Alta View Associates, Ltd. contributed its interest in HCPI/Wesley, LLC, with an equity value net of assumed debt of $1 million, to HCPI/Utah II, LLC in exchange for 28,789 non-managing member units. In connection with these transactions, we caused HCPI/Utah II, LLC to issue 14,062 managing member units to us in exchange for a capital contribution of approximately $0.5 million.

        On July 3, 2002, Boyer-106th South Associates, Ltd., a Utah limited partnership affiliated with The Boyer Company, L.C., made a capital contribution to HCPI/Utah II, LLC with an equity value net of assumed debt of $1.6 million in exchange for 37,781 non-managing member units. In connection with this transaction, we caused HCPI/Utah II, LLC to issue 67,128 managing member units to us in exchange for a capital contribution of approximately $2.9 million.

        On August 1, 2002, we caused HCPI/Utah II, LLC to issue 2,443 non-managing member units to Boyer Rancho Vistoso, L.C., a Utah limited partnership affiliated with The Boyer Company, L.C., in connection with the earn-out provisions of the contribution agreement between HCPI/Utah II, LLC and certain affiliates of The Boyer Company, L.C.

        On September 27, 2002, Boyer-Gardner 420 East Partnership, Ltd., a Utah limited partnership affiliated with The Boyer Company, L.C., made a capital contribution to HCPI/Utah II, LLC with an equity value net of assumed debt of $2.3 million in exchange for 55,705 non-managing member units. In connection with this transaction, we caused HCPI/Utah II, LLC to issue 188,310 managing member units to us in exchange for a capital contribution of approximately $7.9 million.

        On October 18, 2002, we caused HCPI/Utah II, LLC to issue an additional 70,545 non-managing member units to Boyer-Foothill Associates, Ltd. in connection with the earn-out provisions of the contribution agreement between HCPI/Utah II, LLC and certain affiliates of The Boyer Company, L.C.

        On June 25, 2003, Boyer Northwest Medical Center Two, L.C., a Utah limited liability company affiliated with The Boyer Company, L.C., made a capital contribution to HCPI/Utah II, LLC with an equity value net of assumed debt of $1.2 million in exchange for 27,925 non-managing member units.

In connection with this transaction, we caused HCPI/Utah II, LLC to issue 62,631 managing member units to us in exchange for a capital contribution of approximately $2.6 million.

        On January 22, 2004, we caused HCPI/Utah II, LLC to issue 20,288 non-managing member units to Boyer-Research Park Associates, Ltd., a Utah limited partnership affiliated with The Boyer Company, L.C., in connection with the earn-out provisions of the contribution agreement between HCPI/Utah II, LLC and certain affiliates of The Boyer Company, L.C. In connection with this transaction, we caused HCPI/Utah II, LLC to issue 125,575 managing member units to us in exchange for a capital contribution of approximately $6.7 million.

        Boyer Stansbury II, L.C., Boyer-Alta View Associates, Ltd., Boyer-106th South Associates, Ltd., Boyer Rancho Vistoso, L.C., Boyer-Gardner 420 East Partnership, Ltd., Boyer-Foothill Associates, Ltd., Boyer Northwest Medical Center Two, L.C. and Boyer-Research Park Associates, Ltd., as well as certain parties that received non-managing member units from these partnerships and limited liability companies, are referred to herein as the "selling holders." The non-managing member units issued to the selling holders are exchangeable for our common stock or, at our option, cash, beginning one year following the date of the last issuance of any non-managing member units pursuant to the contribution agreement between HCPI/Utah II, LLC and certain affiliates of The Boyer Company, L.C.

        At the time of the selling holders' acquisition of the non-managing member units, we agreed to provide registration rights with respect to the shares of common stock for which the non-managing member units may be exchanged.

        HCPI/Utah II, LLC has relied on the exemption provided by Section 4(2) of the Securities Act in connection with the issuances and sales of the managing member and non-managing member units described above.

        Certain of the non-managing member units have been assigned to other holders pursuant to the provisions of the operating agreement of HCPI/Utah II, LLC. As of January 21, 2005, HCPI/Utah II, LLC has 2,416,987 units issued and outstanding, which are held by the following:

  •
  1,400,619 managing member units and 176,962 non-managing member units by HCP;

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  206,690 non-managing member units by Boyer-Research Park Associates, Ltd.;

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  82,569 non-managing member units by Chimney Ridge, L.C.;

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  115,237 non-managing member units by Boyer-Foothill Associates, Ltd.;

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  43,794 non-managing member units by Boyer-Research Park Associates VI, L.C.;

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  36,842 non-managing member units by Boyer Old Mill II, L.C.;

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  46,216 non-managing member units by Boyer Rancho Vistoso, L.C.;

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  20,876 non-managing member units by Boyer Kaysville Associates, L.C.;

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  4,623 non-managing member units by Boyer Tatum Highlands Dental Clinic, L.C.;

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  33,969 non-managing member units by Boyer Stansbury II, L.C.;

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  28,789 non-managing member units by Boyer-Alta View Associates, Ltd.;

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  28,336 non-managing member units by Boyer-106th South Associates, Ltd.;

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  53,196 non-managing member units by Boyer-Gardner 420 East Partnership, Ltd;

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  27,925 non-managing member units by Boyer Northwest Medical Center Two, L.C;

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  26,546 non-managing member units by G&V Condas, LLC;

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  11,400 non-managing member units by Lonnie M. Bullard;

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  10,436 non-managing member units by The University of Utah;

  •
  13,727 non-managing member units by B. Gregory Gardner and Deborah L. Gardner as Trustees of the BG&DL Gardner Family Trust dated January 28, 1998;

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  11,458 non-managing member units by Rulon C. Gardner and Laurie F. Gardner as Trustees of the Rulon C. Gardner Family Protection Trust;

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  13,730 non-managing member units by Mark L. Pace;

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  5,340 non-managing member units by Steven B. Ostler;

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  2,509 non-managing member units by John Weldon Moffitt;

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  8,049 non-managing member units by The Boyer Company, L.C.; and

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  7,149 non-managing member units by RLC Real Estate, LLC.

 OPERATING AGREEMENT

        The following summarizes the material provisions of the operating agreement, as amended, of HCPI/Utah II, LLC. The summary is qualified in its entirety by reference to the operating agreement, as amended, of HCPI/Utah II, LLC.

Management

        HCPI/Utah II, LLC is organized as a Delaware limited liability company under the Delaware Limited Liability Company Act and the terms of its operating agreement, the Amended and Restated Limited Liability Company Agreement of HCPI/Utah II, LLC, as the same has been amended to date. Our company is the sole managing member of HCPI/Utah II, LLC. Generally, pursuant to the operating agreement, we have exclusive and complete responsibility and discretion in the management and control of HCPI/Utah II, LLC, including, subject to the restrictions discussed below, the ability to cause it to enter into major transactions such as acquisitions, dispositions, financings, and refinancings, and to manage and operate its properties. We may not be removed as the managing member of HCPI/Utah II, LLC, with or without cause, unless we consent to being removed. Non-managing members of HCPI/Utah II, LLC have no authority to transact business for HCPI/Utah II, LLC or participate in its management activities, except in limited circumstances described below and as required by any non-waivable provision of applicable law.

        As the managing member, we may not take any action in contravention of the operating agreement, including:

  •
  taking any action that would make it impossible to carry out the ordinary business of HCPI/Utah II, LLC;

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  possessing or assigning any rights in specific property owned by HCPI/Utah II, LLC, other than for an HCPI/Utah II, LLC purpose;

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  taking any action that would cause a non-managing member to be subject to liability as a managing member, except those acts permitted by the operating agreement and by law;

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  entering into any agreement that would have the effect of restricting a member of HCPI/Utah II, LLC from exercising its right to exchange its units as provided in the operating agreement and discussed below under "Exchange Rights," unless such member gives its prior written consent to such action, or the effect of restricting HCPI/Utah II, LLC or us from satisfying our obligations under this agreement to effect such an exchange; or

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  entering into any agreement that would have the effect of restricting HCPI/Utah II, LLC's ability to make distributions to its members, without the written consent of each member affected by the restriction.

        The consent of the holders of a majority of the outstanding non-managing member units is required before we will be permitted to take the following extraordinary actions involving HCPI/Utah II, LLC:

  •
  the amendment, modification or termination of the operating agreement other than to reflect the permitted admission, substitution, termination or withdrawal of members or in connection with a permitted dissolution or termination of HCPI/Utah II, LLC;

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  approving or acquiescing to the transfer of all or a portion of the membership interest held by us, other than a transfer to HCPI/Utah II, LLC;

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  the admission of any additional or substitute managing members in HCPI/Utah II, LLC;

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  making a general assignment for the benefit of HCPI/Utah II, LLC's creditors, permitting the appointment of a custodian for any part of assets of HCPI/Utah II, LLC, or instituting any proceeding for bankruptcy on behalf of HCPI/Utah II, LLC; or

  •
  confessing a judgment against HCPI/Utah II, LLC in excess of $5,000,000.

        In addition to the above restrictions, we, as the managing member, may not amend the operating agreement or take actions without the consent of any non-managing member who would be adversely affected if such amendments or actions would:

  •
  convert a non-managing member's interest in HCPI/Utah II, LLC into a managing member interest;

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  modify the limited liability of a non-managing member;

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  materially alter the rights of a member to receive distributions or the allocation of income and loss to a member; or

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  materially alter the right of a member to exchange its non-managing member units for our common stock.

        As managing member, we may, however, amend the operating agreement without non-managing member consent:

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  to reflect the issuance of additional membership interests in exchange for capital contributions of cash or property, or the admission, substitution, termination or withdrawal of members as permitted by the operating agreement;

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  to reflect inconsequential changes that do not adversely affect the non-managing members, cure ambiguities and make other changes not inconsistent with law or the provisions of the operating agreement;

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  to satisfy any requirements, conditions or guidelines contained in any governmental order or required by law;

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  to reflect changes that are reasonably necessary for us to maintain our status as a REIT; and

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  to modify the manner in which capital accounts are computed.

        Until such time as the initial non-managing members of HCPI/Utah II, LLC (consisting of the non-managing members that were issued non-managing member units on August 17 or October 31, 2001) have disposed, in taxable transactions, of 80% of the non-managing member units issued to them in exchange for their contribution of property to HCPI/Utah II, LLC, HCPI/Utah II, LLC will be required to pay to the non-managing members a make whole payment in an amount equal to the aggregate federal, state and local income taxes incurred by the non-managing member as a result of the event, if we do any of the following without the consent of the holders of a majority of the non-managing member units held by non-managing members:

  •
  cause HCPI/Utah II, LLC to merge with another entity, sell all or substantially all of HCPI/Utah II, LLC's assets or reclassify the outstanding equity interests of HCPI/Utah II, LLC prior to August 17, 2011 (except in connection with certain expenditures and lending and borrowing of money, certain mortgaging and encumbering of the assets of HCPI/Utah II, LLC and the forming of entities as wholly-owned subsidiaries for certain purposes);

  •
  sell certain of HCPI/Utah II, LLC's real properties prior to August 17, 2005 or sell HCPI/Utah II, LLC's other real properties prior to August 17, 2011;

  •
  prior to August 17, 2011:

  •
  refinance specified nonrecourse indebtedness of HCPI/Utah II, LLC, unless such indebtedness is refinanced with nonrecourse indebtedness that does not require principal payments greater than the existing indebtedness and is secured solely by the property which secured the repayment of the existing indebtedness;

  •
  prepay the specified nonrecourse indebtedness; or

  •
  convert the specified nonrecourse indebtedness to recourse indebtedness;

  •
  prior to August 17, 2011, fail to provide non-managing members the opportunity to guaranty debt of HCPI/Utah II, LLC in an amount up to the non-managing member's share of the recourse debt amount (initially $6.5 million), as determined by the non-managing member representative.

        HCPI/Utah II, LLC will also be required to pay a make whole payment if, without the consent of the holders of a majority of the non-managing member units held by non-managing members, we dissolve HCPI/Utah II, LLC unless the initial non-managing members have disposed of 90% of the non-managing member units issued to them in exchange for their contribution of property to HCPI/Utah II, LLC prior to the third anniversary of the issuance of such non-managing member units or 80% of such non-managing member units thereafter.

Transferability of Interests

        The operating agreement provides that a non-managing member may transfer its non-managing member units only after first offering those non-managing member units to us and otherwise obtaining our consent, except that a non-managing member may, without obtaining our consent, pledge its membership interest as security for the repayment of debt and transfer such membership interest to the lender upon the foreclosure of such debt if such transfer would not otherwise violate the terms of the operating agreement. A non-managing member may also, without our consent, transfer its membership interest in HCPI/Utah II, LLC to a partner in such non-managing member in liquidation of that partner's interest in such non-managing member, to a family member of such non-managing member or to an organization described in Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3) of the Internal Revenue Code. The operating agreement further imposes the following restrictions on the transfer of the non-managing member units:

  •
  the person to whom any non-managing member units are transferred must assume all of the obligations of the transferor under the operating agreement;

  •
  we will have the right to receive an opinion of counsel that the proposed transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations;

  •
  we may prohibit any transfer otherwise permitted under the operating agreement if such transfer would require the filing of a registration statement under the Securities Act by HCPI/Utah II, LLC or would otherwise violate any applicable federal or state securities laws or regulations;

  •
  no transfer may be made to any person without our consent if, in the opinion of legal counsel to HCPI/Utah II, LLC, such transfer could result in HCPI/Utah II, LLC being treated as an association taxable as a corporation or for state income or franchise tax purposes, or such transfer could adversely affect our ability to qualify as a REIT or subject us to additional taxes under Sections 857 or 4981 of the Internal Revenue Code;

  •
  no transfer may be made if such transfer is effected through an "established securities market" or a "secondary market" within the meaning of Section 7704 of the Internal Revenue Code;

  •
  no transfer may be made to a lender of HCPI/Utah II, LLC or any person related to such a lender whose loan constitutes "nonrecourse liability" within the meaning of the Internal Revenue Code, without our consent as managing member;

  •
  transfers may be made only as of the first day of a fiscal quarter of HCPI/Utah II, LLC, unless we otherwise consent; and

  •
  no transfer may be made (1) to any person or entity who lacks the legal right, power or capacity to own a membership interest; (2) in violation of applicable law; (3) if such transfer would, in the opinion of legal counsel to HCPI/Utah II, LLC, cause an increased tax liability to any other member as a result of the termination of HCPI/Utah II, LLC; (4) if such transfer would cause HCPI/Utah II, LLC to become a reporting company under the Exchange Act; (5) if such transfer would cause HCPI/Utah II, LLC to cease to be classified as a partnership or to be classified as a publicly traded partnership or treated as a corporation; or (6) if such transfer would cause HCPI/Utah II, LLC to lose material tax benefits or become subject to regulations not currently applicable to it.

Capital Contributions

        The operating agreement provides that if HCPI/Utah II, LLC requires additional funds for its operation, we may fund those investments by making a capital contribution to HCPI/Utah II, LLC. In addition, we are required to make additional capital contributions to the extent necessary:

  •
  to fund capital additions, tenant improvements and leasing commissions relating to HCPI/Utah II, LLC's real properties except those tenant improvement costs not assumed by HCPI/Utah II, LLC at the time the applicable property was contributed to it;

  •
  to repay any mortgage debt of HCPI/Utah II, LLC that we elect to repay in accordance with the terms of the operating agreement; or

  •
  to fund HCPI/Utah II, LLC's obligation under the development agreement between HCPI/Utah II, LLC and The Boyer Company, L.C.

        If we fund a capital contribution, we have the right to receive additional managing member units. In the event we receive additional managing member units in return for additional capital contributions, our membership interest in HCPI/Utah II, LLC will be increased. Non-managing members of HCPI/Utah II, LLC do not have the right to make additional capital contributions to HCPI/Utah II, LLC unless permitted to do so by us in our discretion. Accordingly, the membership interest of non-managing members in HCPI/Utah II, LLC will be diluted to the extent we receive an additional membership interest.

Tax Matters

        Pursuant to the operating agreement, we are the tax matters partner of HCPI/Utah II, LLC. The tax matters partner serves as HCPI/Utah II, LLC's representative in most tax matters. For example, as the tax matters partner, we have the authority to file tax returns and make elections for HCPI/Utah II, LLC, conduct audits, file refund claims on behalf of HCPI/Utah II, LLC and settle adjustments. In addition, as the tax matters partner, we will receive notices and other information from the Internal Revenue Service. The designation of HCP as the tax matters partner of HCPI/Utah II, LLC is not directly relevant to our tax status as a REIT.

Operations

        The sole purposes of HCPI/Utah II, LLC are to acquire, own, manage, operate, maintain, improve, expand, redevelop, encumber, sell or otherwise dispose of the real properties contributed to it, and any other properties acquired by it, and to invest and ultimately distribute funds obtained from owning, operating or disposing of such properties. The operating agreement provides, however, that we, as managing member, may operate HCPI/Utah II, LLC in a manner that will enable us to satisfy the requirements for being classified as a REIT and avoid any federal income tax liability. Under the operating agreement, HCPI/Utah II, LLC assumes and pays when due, or reimburses us for payment of, all costs and expenses that we incur for the benefit of or relating to its operation.

Distributions

        Holders of non-managing member units are entitled to receive cumulative preferential distributions from the date of issuance of those non-managing member units, payable on a quarterly basis. The right of holders of non-managing member units to receive cumulative preferential distributions means that, unless and until each of those quarterly distributions are paid in full, HCPI/Utah II, LLC cannot make any distributions to us. These preferred distributions are an amount per unit equal to the amount payable with respect to each share of our common stock for the corresponding quarter (subject to adjustment in the event we pay a dividend or distribution on our common stock in shares of our common stock, split or subdivide our common stock or effect a reverse stock split or other combination of our common stock into a smaller number of shares). Following the payment of the preferred distribution to holders of the non-managing member units, HCPI/Utah II, LLC is required to distribute the remaining cash available for distribution to us until all distributions of cash, including prior distributions, have been made to the members of HCPI/Utah II, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding. Thereafter, the remaining cash available for distribution is distributed to the unitholders in proportion to their Sharing Percentages. The "Sharing Percentage" of a holder of non-managing member units is determined by multiplying 1% by a fraction, the numerator of which is the number of non-managing member units then outstanding and the denominator of which is the number of non-managing member units issued to the initial non-managing members, and multiplying the result by a fraction, the numerator of which is the number of non-managing member units held by such unitholder, and the denominator of which is the total number of non-managing member units then outstanding. Our "Sharing Percentage," as the managing member of HCPI/Utah II, LLC is equal to 100% minus the aggregate Sharing Percentage of the holders of non-managing member units.

        In the event of a taxable disposition of some of HCPI/Utah II, LLC's real property, we may elect to distribute all or a portion of the net proceeds of the taxable disposition to the members. In this event, we must distribute these proceeds as follows:

  •
  first, to holders of non-managing member units to pay any previously unpaid preferred distribution on the non-managing member units held by them;

  •
  second, to us until all distributions of cash, including prior distributions, have been made to the members of HCPI/Utah II, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding;

  •
  third, to the holders of managing member units and non-managing member units in proportion to the number of managing member units and non-managing member units held by them in redemption of those units, as discussed below, until all non-managing member units have been redeemed; and

  •
  finally, the remaining balance to us.

        The distribution of the net proceeds from the taxable disposition of real property will constitute a return of capital to the unitholders of HCPI/Utah II, LLC. As such, we will cause HCPI/Utah II, LLC to reduce the number of units outstanding at the time of such distributions by causing non-managing member units to be redeemed.

        Upon the refinancing of a property or the incurrence of additional debt, the repayment of which is secured by a property owned by HCPI/Utah II, LLC, we may elect to distribute all or a portion of the refinancing or other debt proceeds to the members. In this event, we must distribute such proceeds:

  •
  first, to the holders of non-managing member units to pay any previously unpaid preferred distribution on the non-managing member units held by them; and

  •
  second, the remaining balance to us.

Allocation of Income and Loss

        The operating net income and net loss of HCPI/Utah II, LLC is generally allocated as follows:

  •
  operating net loss for any fiscal year is allocated to the unitholders in accordance with their Sharing Percentages;

  •
  operating net income for any fiscal year is allocated as follows:

  •
  first, to each unitholder to the extent necessary to offset any operating net loss previously allocated to such unitholder; and

  •
  second, to each unitholder in an amount that will cause the current allocation, together with all previous allocations of operating net income and net income resulting from the disposition of real property, to be pro rata to the cumulative distributions received by such unitholder for the current and all prior fiscal years.

        In the event HCPI/Utah II, LLC sells or otherwise disposes of any of its real properties, however, the net income or net loss attributable to such sale or disposition is generally allocated as follows:

  •
  net loss attributable to the sale or other disposition of real property is allocated to the holders of units in proportion to their Sharing Percentages;

  •
  net income attributable to the sale or other disposition of real property is allocated as follows:

  •
  first, to each unitholder to the extent necessary to offset any net loss previously allocated to such unitholder upon the sale or other disposition of a property;

  •
  second, to each unitholder in an amount that will cause the current allocation, together with all previous allocations of operating net income and net income resulting from the disposition of a real property, to be pro rata to the cumulative distributions received by such unitholder for the current and all prior fiscal years; and

  •
  thereafter, to each unitholder in proportion to the number of units held by them.

        In the event HCPI/Utah II, LLC liquidates, the net income or net loss for that year is generally allocated as follows:

  •
  first, to holders of nonmanaging member units in such amounts as will cause their capital account per unit to be, to the greatest extent possible, equal to the sum of: (a) the holder's preferred return shortfall per unit (if any), (b) the value of two shares of our stock (subject to specified adjustments), and (c) their pro rata share of a 1% (subject to adjustment) sharing amount; and

  •
  thereafter to us.

        Each of the allocation provisions described above is subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and related Treasury Regulations.

Term

        The operating agreement provides that HCPI/Utah II, LLC will continue until dissolved by us in accordance with the provisions of the operating agreement. HCPI/Utah II, LLC also will dissolve if:

  •
  we withdraw as the managing member and the non-managing members holding a majority of the non-managing member units then outstanding do not appoint a substitute managing member and elect in writing to continue the business of HCPI/Utah II, LLC within 90 days;

  •
  we elect to dissolve it in accordance with the provisions of the operating agreement;

  •
  it sells substantially all of its assets and properties;

  •
  it is dissolved by judicial order;

  •
  we dissolve or become bankrupt, unless within 90 days the non-managing members holding a majority of the outstanding non-managing member units elect in writing to continue the business of HCPI/Utah II, LLC and to the appointment of a substitute managing member; or

  •
  all of the non-managing member units held by non-managing members have been exchanged for cash or our common stock.

Indemnification

        The operating agreement provides that, to the fullest extent permitted by law, HCPI/Utah II, LLC will indemnify us, our officers and directors and those other persons and entities that we may designate. Our liability to HCPI/Utah II, LLC and its members is limited for losses sustained, liabilities incurred or benefits not derived as a result of good faith errors, mistakes of fact or law, or acts or omissions. See "Comparison of HCPI/Utah II, LLC and HCP—Management Liability and Indemnification".

Exchange Rights

        The non-managing member units that were originally issued on August 17, 2001 became exchangeable in whole or in part for, at our election, cash or shares of our common stock on August 17, 2002. As discussed above in "Relationship of the Parties," we previously filed a registration statement with respect to the shares of our common stock that are issuable upon the exchange of such non-managing member units. This registration statement does not relate to such shares.

        The non-managing member units held by the selling holders that were issued to Boyer Stansbury II, L.C. and Boyer-Alta View Associates, Ltd. on October 30, 2001, to Boyer-106th South Associates, Ltd. on July 3, 2002, to Boyer Rancho Vistoso, L.C., on August 1, 2002, to Boyer-Gardner 420 East Partnership, Ltd. on September 27, 2002, to Boyer-Foothill Associates, Ltd. on October 18, 2002, to Boyer Northwest Medical Center Two, L.C. on June 25, 2003 and to Boyer-Research Park Associates, Ltd. on January 22, 2004 became exchangeable in whole or in part on January 22, 2005. Accordingly, beginning January 22, 2005, each selling holder has the right to cause us to acquire all or a portion of the non-managing member units held by it and originally issued on the dates set forth above in exchange for, at our election, cash or shares of our common stock.

        Upon an exchange, the tendering holder will receive either that number of exchange shares (the "Exchange Shares") determined by multiplying the number of non-managing member units tendered by an adjustment factor or, at our election, an amount of cash equal to the market value of such number of Exchange Shares. As of the date of this prospectus, the adjustment factor is 2.0 due to the 2-for-1 stock split we effected with respect to our common stock on March 2, 2004; the adjustment factor will be further adjusted to account for the economic effect of the payment of any dividends or other distributions on our common stock in shares of common stock, any split or subdivision in our outstanding common stock, and any reverse stock split or other combination of our outstanding common stock into a smaller number of shares. If we elect to deliver cash in lieu of all or any portion of the Exchange Shares, the market value of those shares will be deemed to be the average of the closing trading price of our common stock for the 10 trading days ending on the second trading day immediately prior to the day on which the tendering holder delivers a notice of exchange to us. Non-managing member units that are acquired by us pursuant to the exercise of non-managing member's exchange rights will be held by us as non-managing member units, with the same rights and preferences of non-managing member units held by non-managing members of HCPI/Utah II, LLC.

        Our acquisition of the non-managing member units, whether they are acquired for shares of common stock or cash, will be treated as a sale of the non-managing member units to us for United States federal income tax purposes. See "United States Federal Income Tax Considerations—Tax Consequences of the Exercise of Exchange Rights."

        A tendering holder effecting an exchange of all or a portion of the non-managing member units held by him must deliver to us a notice of exchange as required by the operating agreement. In general, a tendering holder shall have the right to receive the Exchange Shares or cash, which is payable in connection with the exchange, on the thirtieth day following our receipt of the notice of exchange. All Exchange Shares delivered will be issued as duly authorized, validly issued, fully paid and non-assessable shares, free of any pledge, lien, encumbrance or restriction, other than those provided in our charter, our bylaws, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights or other agreement with respect to the Exchange Shares that the tendering holder has entered into. Notwithstanding any delay in delivery, the tendering holder shall be deemed the owner of such shares and vested with all rights of a stockholder as of the date on which the exchange occurs, including the right to vote or consent, and the right to receive dividends. Correspondingly, the tendering holder's right to receive distributions with respect to the tendered non-managing member units will cease as of the date on which the exchange occurs.

        We will not be obligated to effect an exchange of tendered non-managing member units if the issuance of Exchange Shares to the tendering holder would be prohibited under the provisions of our charter, particularly those which are intended to protect our qualification as a REIT. We will not be obligated to effect an exchange of tendered non-managing member units until the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

COMPARISON OF HCPI/UTAH II, LLC AND HCP

        Generally, the nature of an investment in our common stock is similar in several respects to an investment in non-managing member units of HCPI/Utah II, LLC. However, there are also differences between ownership of non-managing member units and ownership of common stock, some of which may be material to investors.

        HCPI/Utah II, LLC and HCP are organized and incorporated in Delaware and Maryland, respectively. Upon the exchange of non-managing member units for our common stock, the rights of stockholders of HCP will be governed by the Maryland General Corporation Law and by our charter and bylaws.

        The information below highlights the material differences between HCPI/Utah II, LLC and us, relating to, among other things, form of organization, management control, voting rights, compensation and fees, investor rights, liquidity and federal income tax considerations. These comparisons are intended to assist holders of non-managing member units in understanding the ways in which their investment will be materially changed if they tender their non-managing member units in exchange for shares of our common stock.

        The following discussion is summary in nature and does not constitute a complete discussion of these matters. The differences between the rights of HCPI/Utah II, LLC unitholders and HCP stockholders may be determined in full by reference to the Maryland General Corporation Law, the Delaware Limited Liability Company Act, our charter and bylaws, the operating agreement of HCPI/Utah II, LLC, as amended, and the balance of this prospectus and the registration statement of which this prospectus is a part.

HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
Form of Organization and Assets Owned

HCPI/Utah II, LLC is a Delaware limited liability company. HCPI/Utah II, LLC currently owns 16 properties and the sole membership interests in HCPI/Wesley, LLC and HCPI/Stansbury, LLC. All of HCPI/Utah II, LLC's assets were contributed to it by HCP and individuals and companies affiliated with The Boyer Company, L.C. or Spring Creek Medical Building, LLC.
We are a Maryland corporation. We have elected to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ended December 31, 1985, and intend to maintain our qualification as a REIT. As of September 30, 2004, our gross investment in our properties, including partnership interests and mortgage loans, was approximately $3.5 billion. As of September 30, 2004, our portfolio of 536 properties in 43 states consisted of:
• 29 hospitals;
• 179 long-term care facilities;
• 124 assisted living and continuing care retirement communities;
• 180 medical office buildings; and
• 24 other health care facilities.

HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
Purpose

HCPI/Utah II, LLC's purpose is to acquire, own, manage, operate, maintain, improve, expand, redevelop, encumber, sell or otherwise dispose of the properties owned by it and any other properties acquired by it, and to invest and ultimately distribute the funds obtained from owning, operating or disposing such properties.
Under our charter, we may engage in the ownership of real property and any other lawful act or activity for which corporations may be organized under Maryland law. Our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code relating to our actual annual operating results, asset composition, distribution levels, and diversity of stock ownership. See "United States Federal Income Tax Considerations."
Additional Equity
See "Operating Agreement—Capital Contributions."
The board of directors may, in its discretion, authorize the issuance of additional shares of common stock or preferred stock. However, the total number of shares issued cannot exceed the authorized number of shares of stock set forth in our charter.
Borrowing Policies
The operating agreement provides that HCPI/Utah II, LLC is permitted to incur or assume debt, including debt to us or our affiliates.	We are not restricted under our charter or bylaws from incurring debt.

The operating agreement provides that for a period of ten years (or, for certain properties, four years) from the date that a property securing the repayment of specified nonrecourse indebtedness was contributed to HCPI/Utah II, LLC, or until the initial non-managing members have disposed, in taxable transactions, of 80% of the non-managing member units issued to them, HCPI/Utah II, LLC will be required to pay to each non-managing member a make whole payment in an amount equal to the aggregate federal, state and local income taxes incurred by the non-managing member as a result of the event, if HCPI/Utah II, LLC does any of the following without the consent of the holders of a majority of the non-managing member units held by non-managing members:

•

replaces or refinances such specified nonrecourse indebtedness, unless such indebtedness is refinanced or replaced with nonrecourse indebtedness that does not require principal payments greater than the existing indebtedness and is secured solely by the property which secured the repayment of the existing indebtedness;

HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
• prepays such specified nonrecourse indebtedness; or
• converts such specified nonrecourse indebtedness to recourse indebtedness. See "Operating Agreement—Management."
Management Control

All management powers over the business and affairs of HCPI/Utah II, LLC are vested in us as the managing member. No non-managing member has any right to participate in or exercise control or management power over the business and affairs of HCPI/Utah II, LLC, except for actions which require the consent of the holders of a majority of the non-managing member units held by non-managing members. See "Operating Agreement—Management" and "—Voting Rights."	Our board of directors has exclusive control over our business affairs subject only to the applicable provisions of Maryland law and the provisions in our charter and bylaws.
Duties of Managing Members and Directors

Under Delaware law, we, as managing member of HCPI/Utah II, LLC, are accountable to HCPI/Utah II, LLC as a fiduciary and, consequently, are required to exercise good faith and integrity in all of our dealings with respect to HCPI/Utah II, LLC's affairs.
Under Maryland law, directors must perform their duties in good faith, in a manner that they reasonably believe to be in our best interests and with the care of an ordinarily prudent person in a like position under similar circumstances. Directors who act in such a manner generally will not be liable by reason of being a director. Under Maryland law, an act of a director is presumed to satisfy such standards.
Management Liability and Indemnification
HCPI/Utah II, LLC has agreed to indemnify us, our directors and officers and any other persons we designate from and against all claims and expenses, judgments, and other amounts incurred in connection with any actions relating to the operation of HCPI/Utah II, LLC in which these indemnitees are involved, unless:

•

the act taken by an indemnitee was in bad faith or was the result of active and deliberate dishonesty and was material to the action;

•

an indemnitee received an improper personal benefit; or

•

in the case of any criminal proceeding, an indemnity had reasonable cause to believe the act was unlawful.

Our charter contains a provision which eliminates the liability of directors and officers to us and our stockholders for money damages to the fullest extent permitted by Maryland law. Neither the provisions of our charter nor Maryland law limit the ability of us or our stockholders to obtain other relief, such as injunction or rescission. Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Maryland law. See "Provisions of Maryland Law and HCP's Charter and Bylaws".

HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
HCPI/Utah II, LLC is obligated to reimburse the reasonable expenses incurred by an indemnitee in advance of the final disposition of the proceeding if such indemnitee provides HCPI/Utah II, LLC with an affirmation of its good faith belief that the standard of conduct necessary for indemnification has been met and an undertaking to repay the amount of the reimbursed expenses if it is determined that such standard was not met. No member of HCPI/Utah II, LLC, including HCP, is obligated to make capital contributions to enable HCPI/Utah II, LLC to fund these indemnification obligations.

The operating agreement generally provides that neither we, nor any of our directors or officers will not incur liability to HCPI/Utah II, LLC or any non-managing member for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission if we acted in good faith. In addition, we are not responsible for any misconduct or negligence on the part of our officers, directors or other agents, provided we have appointed such agents in good faith. We may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action we take or omit to take in reliance upon their opinion, as to matters which we reasonably believe to be within their professional or expert competence, will be conclusively presumed to have been done or omitted in good faith and in accordance with their opinion.

HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
Anti-Takeover Provisions

Except in limited circumstances (see "—Voting Rights" below), we have exclusive management power over the business and affairs of HCPI/Utah II,  LLC. Accordingly, we may hinder the ability of HCPI/Utah II, LLC to engage in a merger transaction or other business combination. We may not be removed as managing member by the other members with or without cause. Until August 17, 2011 or until the initial non-managing members have disposed, in taxable transactions, of 80% of the non-managing member units issued to them, HCPI/Utah II, LLC will be required to pay a make whole payment to each non-managing member if we cause HCPI/Utah II, LLC to merge with another entity, sell all or substantially all of its assets or reclassify its outstanding equity interests without the consent of the holders of a majority of the non-managing member units held by non-managing members. These limitations may have the effect of hindering the ability of HCPI/Utah II, LLC to enter into business combinations.

A non-managing member generally may not transfer all or any portion of its membership interest in HCPI/Utah II, LLC without first offering that membership interest to us and otherwise obtaining our consent. Accordingly, we may elect to exercise our right of first refusal to prevent a membership interest from being transferred to a particular third party. Furthermore, upon the transfer by a non-managing member of its membership interest in HCPI/Utah II, LLC, the transferee may become a member of HCPI/Utah II, LLC only upon our approval, which we may give or withhold in our sole and absolute discretion. Until admitted to HCPI/Utah II, LLC as a member, a transferee of a membership interest is not entitled to vote on any matter submitted to the members for their approval. The ability of a non-managing member to transfer its membership interest in HCPI/Utah II, LLC may be further hindered by other factors. See "Operating Agreement—Transferability of Interests."

Our charter and bylaws contain a number of provisions that may delay or discourage an unsolicited proposal for the acquisition of our company or the removal of incumbent management. These provisions include:

•

authorized capital stock that may be issued as preferred stock in the discretion of the board of directors, with voting or other rights superior to the common stock;

•

provisions designed to avoid concentration of share ownership in a manner that would jeopardize our status as a REIT under the Internal Revenue Code;

•

super-majority stockholder vote for certain business combinations; and

•

the advance notice provisions of our bylaws.

Maryland law also contains provisions which could delay, defer or prevent a change of control or other transaction. See "Provisions of Maryland Law and HCP's Charter and Bylaws."

HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
Voting Rights
Under the operating agreement, the non-managing members have voting rights only as to specified matters including:

•

amending the operating agreement, except in limited circumstances; and

•

those other actions discussed above under "Operating Agreement—Management."

The non-managing members generally do not otherwise have the right to vote on decisions relating to the operation or management of HCPI/Utah II, LLC.

Common stockholders elect each director on the Board of Directors at each annual meeting of the stockholders to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.
Maryland law requires that major corporate transactions, including most amendments to our charter, must have stockholder approval as described below. All shares of common stock have one vote per share. Our charter permits the board of directors to classify and issue preferred stock in one or more series having voting power which may differ from that of the common stock. See "Description of Capital Stock."

HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
The following is a comparison of the voting rights of the non-managing members of HCPI/Utah II, LLC and of our stockholders as they relate to major transactions:
A. Amendment of the Charter Documents
Amendments to the operating agreement may be proposed by us as managing member of HCPI/Utah II, LLC or by holders of a majority of the non-managing member units held by non-managing members. Such proposal, in order to be effective, must be approved by the holders of a majority of the outstanding LLC units. In addition, amendments that would, among other things:

•

convert a non-managing member's interest into a managing member interest;

•

modify the limited liability of any non-managing member;

•

alter the interest of any non-managing member in profits, losses or distributions;

•

materially alter or modify the right of a non-managing member to exchange its non-managing member units for our common stock; or

•

cause the termination of HCPI/Utah II, LLC at a time inconsistent with the terms of the operating agreement,

must be approved by each non-managing member that would be adversely affected by any such amendment. We may amend the operating agreement without the consent of the non-managing members if the purpose or the effect of such amendment is to make administrative or inconsequential changes, comply with any federal or state agency rulings, guidelines directives or laws, or as are necessary for us to maintain our status as a REIT.

Under our charter, most amendments to our charter must be approved by the board of directors and by the affirmative vote of at least a majority of the votes entitled to be cast by our stockholders on the matter.
The affirmative vote of holders of at least two-thirds of our voting stock is required to repeal or amend the provisions of the charter relating to:

•

business combinations;

•

the removal and setting of the minimum and maximum number of our directors; and

•

certain limitations on ownership of our voting capital stock. See "Description of Capital Stock."

HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
B. Vote Required to Dissolve; Vote Required to Sell Assets or Merge

Dissolution. The consent of HCP and the holders of a majority of the non-managing members is generally required to dissolve HCPI/Utah II, LLC. See "—Voting Rights."
Sale of Assets. HCPI/Utah II, LLC will be required to pay to the non-managing members a make whole payment unless we first obtain the consent of the holders of a majority of the non-managing member units held by non-managing members before we dispose of HCPI/Utah II, LLC's properties for a period of ten years (or, for certain properties, four years) measured from the date such property was contributed to HCPI/Utah II, LLC. These restrictions are removed, however, if the initial non-managing members have disposed of 80% of the non-managing member units issued to them in taxable transactions.

Merger. See "—Anti-Takeover Provisions."
Our dissolution must be approved by our board of directors by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter. Our charter requires that "Business Combinations" between us and a beneficial holder of 10% or more of our outstanding voting stock be approved by the affirmative vote of at least 90% of our outstanding voting shares, unless unanimously approved in advance by our board or the "Business Combination" is between us and a wholly-owned subsidiary. See the disclosure under "Transfer Restrictions, Redemption and Business Combination Provisions" in this prospectus. Generally, mergers, consolidations and sales of all or substantially all of our assets must be approved by the affirmative vote of a majority of all votes entitled to be cast on the matter. No approval of our stockholders is required for any sale of less than all or substantially all of our assets which is not a business combination.
Compensation, Fees and Distributions

We do not receive any compensation for our services as managing member of HCPI/Utah II, LLC. HCPI/Utah II, LLC will, however, reimburse HCP for all expenses incurred relating to the ongoing operation of HCPI/Utah II, LLC and any other offering of additional interests in HCPI/Utah II, LLC.
Our officers and outside directors receive compensation for their services as more fully described in the compensation information incorporated by reference in our annual report on Form 10-K, which is incorporated by reference into this prospectus.
Liability of Investors

Under the operating agreement and applicable Delaware law, the liability of the non-managing members for the debts and obligations of HCPI/Utah II, LLC is generally limited to the amount of their investment in HCPI/Utah II, LLC, together with their interest in any undistributed income, if any.	Under Maryland law, our stockholders are not personally liable for our debts or obligations solely as a result of their status as stockholders.

HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
Liquidity

Except in limited circumstances, see "Operating Agreement—Transferability of Interests," a non-managing member may not transfer all or any portion of its membership interest in HCPI/Utah II, LLC without first offering that membership interest to us and otherwise obtaining our consent. HCP has the right to receive an opinion of counsel in connection with the transfer of a membership interest by a non-managing member to the effect that the transfer may be effected without registration under the Securities Act and will not otherwise violate any applicable federal or state securities law.

A transferee of a non-managing member's interest in HCPI/Utah II, LLC may not become a member of HCPI/Utah II, LLC without our consent.
Shares of common stock issued pursuant to this prospectus will be freely transferable, subject to prospectus delivery and other requirements of the Securities Act, and the transfer restrictions in our charter.
Our common stock is listed on the New York Stock Exchange. The breadth and strength of this secondary market will depend, among other things, upon the number of shares outstanding, our financial results and prospects, the general interest in our and other real estate investments, and our dividend yield compared to that of other debt and equity securities.
Taxes

HCPI/Utah II, LLC itself is not subject to federal income taxes. Instead, each holder of units includes its allocable share of HCPI/Utah II, LLC's taxable income or loss in determining its individual federal income tax liability. Cash distributions from HCPI/Utah II, LLC generally are not taxable to a holder of non-managing member units except to the extent they exceed such holder's basis in its interest in HCPI/Utah II,  LLC (which will include such holder's allocable share of HCPI/Utah II, LLC's debt).
Income and loss from HCPI/Utah II, LLC generally are subject to the "passive activity" limitations. Under the "passive activity" limitations, income and loss from HCPI/Utah II, LLC that is considered "passive income" generally can be offset against income and loss from other investments that constitute "passive activities."
As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. stockholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. In addition, these distributions generally will not be eligible for treatment as "qualified dividend income" for individual U.S. stockholders. Distributions that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Distributions in excess of current and accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a stockholder's adjusted basis in his, her or its common stock, with the excess taxed as capital gain.

HCPI/Utah II, LLC / Delaware Law	HCP / Maryland Law
Holders of non-managing member units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which HCPI/Utah II, LLC owns property, even if they are not residents of those states.	Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain.
Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions. We may be required to pay state income taxes in various states.

PROVISIONS OF MARYLAND LAW AND
HCP'S CHARTER AND BYLAWS

        The following paragraphs summarize provisions of Maryland law and describe our charter and bylaws. This is a summary, and does not completely describe Maryland law, our charter or our bylaws. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

Election of Directors

        Under our bylaws, we have ten directors unless increased or decreased by the board of directors or our stockholders. However, this number may not be fewer than three. At each annual meeting of stockholders, the election of directors shall be by a plurality of the votes cast. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board of directors or by the affirmative vote of the holders of a majority of our shares then entitled to vote at an election of directors. Other vacancies may be filled by the vote of a majority of the remaining directors.

Removal of Directors

        Under the terms of our charter and Maryland law, a director of ours may be removed by the affirmative vote of the holders of two-thirds of the outstanding shares of our voting stock or by a unanimous vote of all other directors. Our stockholders may elect a successor to fill any vacancy which results from the removal of a director.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

  •
  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

        In addition to the restrictions on business combinations provided under Maryland law, our charter also contains restrictions on business combinations. See "Transfer Restrictions, Redemption and Business Combination Provisions."

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

        Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our charter and bylaws do not provide for any such exemption.

Duties of Directors with Respect to Unsolicited Takeovers

        Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above, or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

Amendments to the Charter

        Provisions of our charter on business combinations, the number of directors and certain ownership restrictions may be amended only if approved by our board of directors and by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our charter require approval by our board of directors and approval by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

Amendment to the Bylaws

        Provisions of our bylaws on the number of directors and the vote required to amend the bylaws may be amended only by unanimous vote of the board of directors or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board of directors or the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter.

Dissolution of Health Care Property Investors, Inc.

        Our dissolution must be approved by our board of directors by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

Advance Notice of Director Nominations and New Business; Procedures of Special Meetings Requested by Stockholders

        Our bylaws provide that nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders at the annual or special meeting of stockholders may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of the board of directors; or

  •
  by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

        Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders holding in the aggregate not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted at such meeting.

Anti-Takeover Effect of Provisions of Maryland Law and of the Charter and Bylaws

        The provisions in the charter on removal of directors and business combinations, the business combinations and control share acquisition provisions of Maryland law, the advance notice provisions of our bylaws and the provisions of our bylaws relating to stockholder-requested special meetings may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Limitation of Liability and Indemnification

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not limit liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our charter contains a provision which limits the liability of directors and officers for money damages to the maximum extent permitted by Maryland law. This provision does not limit our right or that of our stockholders to obtain equitable relief, such as an injunction or rescission.

        Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination as to the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses before final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

  •
  any individual who, while one of our directors or officers and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

        The bylaws authorize us, with the approval of our board of directors, to provide indemnification and advancement of expenses to our agents and employees.

        Unless limited by a corporation's charter, Maryland law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Our charter does not alter this requirement.

        Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against:

  •
  judgments;

  •
  penalties;

  •
  fines;

  •
  settlements; and

  •
  reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

        Maryland law does not permit a corporation to indemnify its present and former directors and officers if it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under Maryland law, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders.

        Maryland law permits a corporation to advance reasonable expenses to a director or officer. First, however, the corporation must receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation. The corporation must also receive a written undertaking, either by the director or officer or on his behalf, to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

        The operating agreement also provides for indemnification of us, as managing member, and our officers and directors generally to the same extent as permitted by Maryland law for a corporation's officers and directors. The operating agreement also limits our liability to HCPI/Utah II, LLC and its members in the case of losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission made in good faith.

        It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax considerations regarding our company and the issuance and resale of our common stock. This summary is based on current law, is for general information only and is not tax advice. The anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

        This summary deals only with shares of common stock and the HCPI/Utah II, LLC units held as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). Your tax treatment will vary depending on your particular situation, and this discussion does not purport to deal with all aspects of taxation that may be relevant to a holder of our common stock or HCPI/Utah II, LLC units in light of his or her personal investment or tax circumstances, or to holders who receive special treatment under the federal income tax laws except to the extent discussed under the headings "—Taxation of Tax-Exempt Stockholders" and "—Taxation of Non-U.S. Stockholders". Holders of common stock or HCPI/Utah II, LLC units receiving special treatment include, without limitation:

  •
  insurance companies;

  •
  financial institutions, broker-dealers or dealers in securities;

  •
  "S" corporations;

  •
  United States expatriates;

  •
  pension plans and other tax-exempt organizations;

  •
  stockholders holding securities as part of a conversion transaction, or a hedge or hedging transaction (or other risk reduction or constructive sale transaction) or as a position in a straddle for tax purposes;

  •
  foreign entities or individuals who are not citizens or residents of the United States;

  •
  regulated investment companies and real estate investment trusts;

  •
  United States persons whose functional currency is not the United States dollar; and

  •
  persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code.

If a holder is an entity treated as a partnership for United States federal income tax purposes, the tax treatment of the partnership and each partner of such partnership generally will depend upon the status of the partner and upon the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

        In addition, this summary does not purport to deal with aspects of taxation that may be relevant to a limited partner of our operating partnership except to the extent described in "—Tax Consequences of the Exercise of Exchange Rights".

        The information in this section is based on:

  •
  the Internal Revenue Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

  •
  the legislative history of the Internal Revenue Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service; and

  •
  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the Internal Revenue Service that we qualify as a REIT, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or will be sustained by a court if challenged by the Internal Revenue Service. This summary does not discuss any state, local or foreign tax consequences associated with the acquisition, ownership, sale or other disposition of the HCPI/Utah II, LLC units, our common stock, or our election to be taxed as a REIT.

  You are urged to consult your tax advisor regarding the specific tax consequences to you of:

  •
  the exchange of your HCPI/Utah II, LLC units for our common stock or cash;

  •
  the acquisition, ownership and sale or other disposition of our common stock, including the federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Tax Consequences of the Exercise of Exchange Rights

        If you exercise your right to require us to acquire all or part of your units, and we elect to acquire some or all of your units in exchange for our common stock, the exchange will be a taxable transaction. You generally will recognize gain in an amount equal to the value of our common stock received, plus the amount of liabilities of HCPI/Utah II, LLC allocable to your units being exchanged, less your tax basis in those units. The recognition of any loss is subject to a number of limitations set forth in the Internal Revenue Code. The character of any gain or loss as capital or ordinary will depend on the nature of the assets of HCPI/Utah II, LLC at the time of the exchange. The tax treatment of any acquisition of your units by us in exchange for cash may be similar, depending on your circumstances.

Taxation of the Company

        General.    We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ending December 31, 1985. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 1985. We currently intend to continue to operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See the section below entitled "—Failure to Qualify".

        The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and operation of a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable

Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof.

        Latham & Watkins LLP has acted as our tax counsel in connection with this registration of our common stock and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1985, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See "—Failure to Qualify." Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation generally is required to pay tax at the corporate-level. Double taxation means taxation once at the corporate-level when income is earned and once again at the stockholder-level when the income is distributed. We will be required to pay federal income tax, however, as follows:

  •
  First, we will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

  •
  Second, we may be required to pay the "alternative minimum tax" on our items of tax preference under certain circumstances.

  •
  Third, if we have: (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

  •
  Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

  •
  Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (ii) the amount by which 95% of our gross income (90% for our taxable years ended on or prior to December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

  •
  Sixth, if we fail to satisfy a REIT asset test, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

  •
  Seventh, if we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

  •
  Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

  •
  Ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone, by us or by the entity from which the assets are acquired, in each case, depending upon the date such acquisition occurred.

  •
  Tenth, we will be subject to a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest". In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a "taxable REIT subsidiary" of ours. See "—Ownership of Interests in Taxable REIT Subsidiaries". Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations.

        Requirements for Qualification as a REIT.    The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  (3)
  that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

  (4)
  that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a "look-through" exception applies with respect to pension funds.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive. In addition, our charter documents provide for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in "Description of Capital Stock—Transfer Restrictions, Redemption and Business Combination Provisions" and "Description of Capital Stock—Restrictions on Ownership and Transfer Relating to Preferred Stock". These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See the section below entitled "—Failure to Qualify".

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

        Ownership of a Partnership Interest.    We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership's share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in "—Tax Aspects of the Partnerships". The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

        We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. We are a limited partner or non-managing member in certain partnerships and limited liability companies. If such a partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

        Ownership of Interests in Qualified REIT Subsidiaries.    We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as "qualified REIT subsidiaries" under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the federal tax requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below in "—Asset Tests".

        Ownership of Interests in Taxable REIT Subsidiaries.    A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or health care facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or health care facility is operated. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. See "—Asset Tests." We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. As a result, our ownership of securities of these subsidiaries will not be subject to the 5% asset test and 10% asset test described below, and their operations will be subject to the provisions described above concerning taxable REIT subsidiaries. See "—Asset Tests".

        Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

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  First, each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) certain investments relating to real property or mortgages on real property, including "rents from real property" and, in some circumstances, interest, or (b) some types of temporary investments; and

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  Second, each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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  The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that also is our taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space. Pursuant to the American Jobs Creation Act of 2004 (the "2004 Act"), signed into law by President Bush on October 22, 2004, whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, under the 2004 Act, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock;

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  Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as "rents from real property;" and

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  We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property". Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT.

        Income we receive that is attributable to the rental of parking spaces at the properties will constitute rents from real property for purposes of the REIT gross income tests if any services provided with respect to the parking facilities are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary. With the exception of one parking facility we operate, we believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

        From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, any income we derive from a hedging transaction that is clearly identified as such as specified in the Internal Revenue Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

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  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        For our taxable years ending on or prior to December 31, 2004, we generally may avail ourselves of the relief provisions if:

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

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  we attach a schedule of the sources of our income to our federal income tax return; and

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  any incorrect information on the schedule was not due to fraud with intent to evade tax.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of the Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

        Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

        Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

        We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm's-length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's-length fee for tenant services over the amount actually paid.

        Asset Tests.    At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

        First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

        Second, not more than 25% of the value of our total assets may be represented by securities other than those securities included in the 75% asset test.

        Third, of the investments included in the 25% asset class and except for certain investments in other REITs and our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, certain "straight debt" securities having specified characteristics. Under the 2004 Act, certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, under the 2004 Act, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. This provision of the 2004 Act is effective commencing with our taxable year beginning January 1, 2005. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

        Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 20% asset test is effective for taxable years ending after December 31, 2000.

        We currently own 100% of the outstanding stock of several subsidiaries that have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these subsidiaries qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value. We also own, and may continue to make, loans which must qualify under the "straight debt safe-harbor" in order to satisfy the 10% value limitation described above. We believe, based on the advice of our tax counsel, that all of these loans have qualified under this safe-harbor. However, there is relatively little authority interpreting this safe-harbor and, as a result, there can be no assurance that the Internal Revenue Service would not take a contrary position.

        The asset tests described above must be satisfied not only on the date that we (directly or through our partnerships or limited liability companies) acquire securities in the applicable issuer, but also each time we increase our ownership of securities of such issuer, including as a result of increasing our interest in a partnership or limited liability company which owns such securities. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter.

        Commencing with our taxable year beginning January 1, 2005, certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of sufficient assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

        Although we expect to satisfy the asset tests described above, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above do not apply, we will cease to qualify as a REIT.

        Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after tax net income, if any, from foreclosure property; minus

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  the excess of the sum of specified items of our non-cash income items over 5% of our "REIT taxable income" as described below.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

        We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for that year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to borrow funds or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

        In addition, we will be required to pay a 4% excise tax to the extent the amounts we actually distribute for a calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) are less than the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and capital gain net income on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        Distributions with declaration and record dates falling in the last three months of the calendar year, which are paid to our stockholders by the end of January immediately following that year, will be treated for federal income tax purposes as having been paid on December 31 of the prior year.

        Like-Kind Exchanges.    We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

        Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we violate a provision of the Internal Revenue Code that would otherwise result in our failure to qualify as a REIT. These cure provisions reduce the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and instead generally require the payment of a monetary penalty. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Internal

Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

        General.    We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future. Our ownership interests in such partnerships and limited liability companies involves special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities, as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests (see "—Taxation of the Company—Asset Tests" and "—Taxation of the Company—Income Tests"). This, in turn, would prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation, an "eligible entity," may elect to be taxed as a partnership or disregarded entity for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for federal income tax purposes unless it elects otherwise. All of the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes

        Allocations of Income, Gain, Loss and Deduction.    A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners' or members' interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

        Tax Allocations with Respect to the Properties.    Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Taxation of Taxable U.S. Stockholders Generally

        When we use the term "U.S. stockholder," we mean a holder of shares of our common stock who, for federal income tax purposes:

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  is a citizen or resident of the United States;

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  is a corporation, partnership, limited liability company or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or of any State thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury Regulations provide otherwise;

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  is an estate the income of which is subject to federal income taxation regardless of its source; or

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  is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. stockholders.

        If you hold shares of our common stock and are not a U.S. stockholder, you are a "non-U.S. stockholder". See "—Taxation of Non-U.S. Shareholders" below.

        Distributions Generally.    As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends taxable to our taxable U.S. stockholders as, in general, ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. As a REIT, dividends by us of our ordinary income generally will not qualify as "qualified dividend income" eligible to be taxed in the case of individuals at capital gain rates. See "—Tax Rates" below.

        To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. stockholder. This treatment will reduce the adjusted tax basis which each U.S. stockholder has in its shares of stock for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. stockholder's adjusted tax basis in its shares will be taxable as capital gains, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in

October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months shall be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

        Capital Gain Dividends.    Distributions that we properly designate as capital gain dividends will be taxable to taxable U.S. stockholders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. Depending on the characteristics of the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. stockholders at a 15% or 25% rate. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by the Company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. stockholder generally would:

  •
  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

  •
  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder's long-term capital gains;

  •
  receive a credit or refund for the amount of tax deemed paid by it;

  •
  increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the Internal Revenue Service.

        Dispositions of Our Common Stock.    If a U.S. stockholder sells or disposes of its shares of our common stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss will be long-term capital gain or loss if it has held the common stock for more than one year. In general, if a U.S. stockholder recognizes loss upon the sale or other disposition of our common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the stockholder received distributions from us which were required to be treated as long-term capital gains.

Tax Rates

        The maximum tax rate for non-corporate taxpayers for (1) capital gains, including "capital gain dividends," has generally been reduced from 20% to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" has generally been reduced from 38.6% to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as "capital gain dividends". Although these tax rate changes do not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stock of other corporations that pay dividends to be more attractive relative to the stock of REITs. The presently applicable provisions of the federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert back to the provisions of prior law effective for taxable years beginning after December 31, 2008, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

Backup Withholding

        We report to our U.S. stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "—Taxation of Non-U.S. Stockholders".

Taxation of Tax-Exempt Stockholders

        Dividend income from us and gain arising upon a sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as "debt-financed property" within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

        For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock will be publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

        The preceding discussion does not address the rules governing federal income taxation of the ownership and disposition of our common stock by persons that are non-U.S. stockholders. When we use the term "non-U.S. stockholder" we mean stockholders who are not U.S. stockholders as described above under "—Taxation of Taxable U.S. Stockholders Generally". In general, non-U.S. stockholders may be subject to special tax withholding requirements on distributions from us and with respect to their sale or other disposition of our common stock, except to the extent reduced or eliminated by an income tax treaty between the U.S. and the non-U.S. stockholder's country. A non-U.S. stockholder who is a stockholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with us in order to claim such treatment. Non-U.S. stockholders should consult their own tax advisors concerning the federal income tax consequences to them of an acquisition of shares of our common stock, including the federal income tax treatment of dispositions of interests in and the receipt of distributions from us.

Other Tax Consequences

        We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our stockholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, a stockholder's state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state and local tax laws on an investment in our shares.

 SELLING HOLDERS

        "Selling holders" are those persons who may receive shares of our common stock registered pursuant to this registration statement upon the exchange of non-managing member units of HCPI/Utah II, LLC. The number of shares on the following table represents the number of shares of common stock held by the selling holders as of January 21, 2005, the number of shares of common stock that may be obtained by the selling holders upon the exchange of all of their respective non-managing member units for shares of our common stock registered pursuant to this registration statement, the maximum number of shares of our common stock that the selling holders may offer pursuant to this prospectus and the aggregate number of shares of our common stock and the percentage of our outstanding shares of common stock that each of the selling holders would hold following the completion of this offering. As of the date of this prospectus, the adjustment factor, which determines the number of shares of our common stock issuable upon the exchange of a non-managing member unit of HCPI/Utah II, LLC, is 2.0; the table assumes that no further change in the adjustment factor will have occurred since the date of this prospectus. A further change in the adjustment factor, and a corresponding change in the number of shares that may be offered by the selling holders pursuant to this prospectus, will occur if we declare a dividend on our common stock payable in common stock, split or subdivide our common stock or effect a reverse stock split or combine our common stock into a smaller number of shares.

        The selling holders named below may from time to time offer the shares of common stock offered by this prospectus:

Selling Holder	Total Shares Held Prior to Exchange of Units and Offering(1)	Shares Issuable Upon Exchange of Units(2)		Maximum Shares Offered Pursuant To this Prospectus(2)		Aggregate Shares Owned Following Exchange and Completion of Offering(2)(3)	Percentage of Outstanding Shares of Common Stock(2)(3)
Boyer Stansbury II, L.C.	0	67,938	(4)	67,938	(4)	0	*
Boyer-Alta View Associates, Ltd.	0	57,578	(5)	57,578	(5)	0	*
Boyer-106th South Associates, Ltd.	0	56,672		56,672		0	*
Boyer-Gardner 420 East Partnership, Ltd.	0	106,392		106,392		0	*
Boyer-Foothill Associates, Ltd.	0	102,994		102,994		0	*
Boyer Rancho Vistoso, L.C.	0	4,886		4,886		0	*
Boyer Northwest Medical Center Two, L.C.	0	55,850		55,850		0	*
John Weldon Moffitt	0	5,018		5,018		0	*
Steven B. Ostler	0	3,634		3,634		0	*
Mark L. Pace	13,678	27,460		27,460		13,678	*
B. Gregory Gardner and Deborah L. Gardner as Trustees of the BG&DL Gardner Family Trust dated January 28, 1998	0	27,458		27,454		0	*
Rulon C. Gardner and Laurie F. Gardner as Trustees of the Rulon C. Gardner Family Protection Trust	0	22,916		22,916		0	*
The Boyer Company, L.C.	0	16,098		16,098		0	*
Merrill Lynch Private Finance Inc.	0	125,516	(6)	125,516	(6)	0	*
Total	13,678	554,890	(7)	554,890	(7)	13,678	*

*
Represents less than 1% of the total outstanding shares of our common stock.

(1)
Based on information available to us as of January 21, 2005.

(2)
Assumes the selling holders tender all of their non-managing member units for exchange and we elect to satisfy our exchange obligation by issuing shares of common stock in exchange for the non-managing member units.

(3)
Assumes that all shares received upon the redemption of non-managing member units are sold in this offering pursuant to this prospectus and that no other transactions with respect to shares of our common stock or units in HCPI/Utah II, LLC occur. Percentages in the last column are based on 133,661,345 shares of our common stock outstanding as of January 21, 2005.

(4)
Shares are issuable upon the exchange of 33,969 non-managing member units pledged to Merrill Lynch Private Finance Inc. as described in footnote 6.

(5)
Shares are issuable upon the exchange of 28,789 non-managing member units pledged to Merrill Lynch Private Finance Inc. as described in footnote 6.

(6)
Merrill Lynch Private Finance Inc. does not own any non—managing member units of HCPI/Utah II, LLC as of the date of the Registration Statement. However, pursuant to a Loan and Collateral Agreement, dated as of June 12, 2002, among The Boyer Company, L.C., certain affiliates of The Boyer Company, L.C., Merrill Lynch Private Finance Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (as amended to date, the "Loan Agreement"), 62,758 of the non—managing member units of HCPI/Utah II, LLC that are subject to this prospectus have been pledged to Merrill Lynch Private Finance Inc. as security for a loan to The Boyer Company, L.C. Upon a default under the Loan Agreement, Merrill Lynch Private Finance Inc., its parent, Merrill Lynch & Co. Inc. or any subsidiary thereof, may be a selling holder hereunder and upon exchange of such non—managing member units, sell the applicable shares of common stock offered by this prospectus.

(7)
The non—managing member units pledged to Merrill Lynch Private Finance Inc. and the shares of common stock into which such units are exchangable are not included in the total number of non-managing member units/shares.

        The operating agreement provides that the selling holders may transfer their non-managing member units. Such transferees of the non-managing members' units may also be selling holders under this prospectus. We will file one or more supplemental prospectuses pursuant to Rule 424 under the Securities Act to describe the required information regarding any additional selling holder. We will also file one or more supplemental prospectuses pursuant to Rule 424 under the Securities Act to describe any material arrangements for the distribution of the shares when such arrangements are entered into by the selling holders and any broker-dealers that participate in the distribution of shares of our common stock.

 PLAN OF DISTRIBUTION

        This prospectus relates to:

  (1)
  the possible issuance by us of the shares of our common stock if, and to the extent that, holders of non-managing member units tender such non-managing member units for exchange and we elect, in our discretion, to satisfy our exchange obligation by issuing shares of our common stock; and

  (2)
  the offer and sale from time to time of any shares that may be issued to holders of such non-managing member units.

        We have registered the shares for sale to provide the holders of non-managing member units with freely tradable securities, but registration of the shares does not necessarily mean that any of the shares will be offered or sold by the holders of non-managing member units.

        We will not receive any proceeds from the issuance of the shares of common stock to the selling holders or from the sale of the shares by the selling holders, but we have agreed to pay the following expenses, estimated to be $60,000, for the registration of the shares:

  •
  all registration and filing fees;

  •
  fees and expenses for complying with securities or blue sky laws;

  •
  fees and expenses incurred in connection with listing our common stock on each securities exchange on which our similar securities issued are then listed; and

  •
  fees and expenses of our legal counsel, accountants and other experts we retain in connection with the registration.

        We have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of our common stock. We also have no obligation to pay any out-of-pocket expenses of the selling holders, or the agents who manage their accounts, or any transfer taxes relating to the registration or sale of the common stock.

        Shares of our common stock may be sold from time to time to purchasers directly by the selling holders. Alternatively, the selling holders may from time to time offer the shares through dealers or agents, who may receive compensation in the form of commissions from the selling holders and the purchasers of shares for whom they may act as agent. The sale of the shares by the selling holders may be effected from time to time in one or more negotiated transactions at negotiated prices or in transactions on any exchange or automated quotation system on which the securities may be listed or quoted. The selling holders and any dealers or agents that participate in the distribution of shares of our common stock may be deemed to be underwriters within the meaning of the Securities Act and any profit on the sale of shares of our common stock by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act.

        In connection with distribution of the shares of common stock covered by this prospectus:

  •
  the selling holders may enter into hedging transactions with broker-dealers,

  •
  the broker-dealers may engage in short sales of the common stock in the course of hedging the position they assume with the selling holders,

  •
  the selling holders may sell the common stock short and deliver the common stock to close out these short positions,

  •
  the selling holders may write non-traded options,

  •
  the selling holders may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer the shares,

  •
  the selling holders may sell the shares pursuant to Rule 144 or another exemption from registration, and

  •
  the selling holders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default may sell or otherwise transfer the pledged shares.

        Persons participating in the distribution of the shares of our common stock offered by this prospectus may engage in transactions that stabilize the price of our common stock. The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling holders.

        In order to comply with the securities laws of various states, the shares of our common stock will not be sold in a particular state unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

 LEGAL MATTERS

        The validity of the shares of our common stock offered hereby will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. In addition, the description of material federal income tax consequences contained in this prospectus under the heading "United States Federal Income Tax Considerations" is based upon the opinion of Latham & Watkins LLP. In rendering this opinion, Latham & Watkins LLP will assume the accuracy of an opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to certain matters of Maryland law.

 EXPERTS

        The consolidated financial statements of Health Care Property Investors, Inc. appearing in Health Care Property Investors, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

537,213 Shares

HCP, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

June 21, 2018